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PROSPECTUS

PROSPECTUS

April 29, 2005                                                      ING GET FUND


                                                                    Series I
                                                                    Series J
                                                                    Series K
                                                                    Series L
                                                                    Series M
                                                                    Series N
Shares of the Series are not currently being offered.               Series P
                                                                    Series Q
                                                                    Series R
                                                                    Series S
                                                                    Series T
                                                                    Series U
                                                                    Series V

This prospectus contains important information about investing in the ING GET Fund ("Fund"). You should read it carefully before you invest, and keep it for future reference. Please note that your investment is not a bank deposit, is not guaranteed by the Federal Deposit Insurance Corporation ("FDIC"), the Federal Reserve Board or any other government agency and is affected by market fluctuations. There is no guarantee that the Portfolio will achieve its investment objective. As with all mutual funds, the U.S. Securities and Exchange Commission ("SEC") has not approved or disapproved these securities nor has the SEC judged whether the information in this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

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                                                                   WHAT'S INSIDE

These pages contain a description of the ING GET Fund, including its objective, investment strategy and risks.

ING GET FUND:                                                   1

     INVESTMENT OBJECTIVE,

     STRATEGIES AND RISKS

MORE INFORMATION ABOUT RISKS

SHAREHOLDER GUIDE

MANAGEMENT OF THE SERIES

DIVIDENDS, DISTRIBUTIONS AND TAXES

WHERE TO GO FOR MORE INFORMATION                       BACK COVER

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                                                                    ING GET FUND

                    INVESTMENT OBJECTIVE, STRATEGIES AND RISKS

                    OVERVIEW

                    ING GET Fund ("Fund") is an open-end investment company authorized to issue multiple series of shares (each a "Series" and collectively, the "Series"). Shares of the Series are offered to insurance company separate accounts that fund variable annuity contracts. Each Series has both an Offering Period and a Guarantee Period. The only time investors can invest in a Series is during its Offering Period. During its Offering Period all assets of a Series will be invested exclusively in short-term instruments. Once the Offering Period terminates, the Guarantee Period begins. During the Guarantee Period all assets will be invested in accordance with the investment objective and strategies described below.

                    The insurance company offering a variable annuity contract (the "Contract") with an option to allocate premiums to the Series guarantees Contract-holders and participants that on the maturity date (the "Maturity Date") they will receive no less than the value of their separate account investment directed to the Series as of the last day of the Offering Period, adjusted for certain charges (the "Guarantee"). For purposes of determining the Guarantee, all dividends and distributions made by the Series, throughout the Guarantee Period, must be reinvested to ensure that the value of the investment on the "Maturity Date" is the same as the value on the last day of the Offering Period. Amounts withdrawn prior to the Maturity Date are not subject to the Guarantee. Please refer to the contract prospectus, prospectus summary or disclosure statement for more information about the Guarantee.

                    SHARES OF THE SERIES WILL RISE AND FALL IN VALUE AND YOU COULD LOSE MONEY BY INVESTING IN THE SERIES IF YOU REDEEM SHARES PRIOR TO THE MATURITY DATE. THERE IS NO GUARANTEE THAT THE SERIES WILL ACHIEVE THEIR INVESTMENT OBJECTIVE. AN INVESTMENT IN THE SERIES IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

                    INVESTMENT OBJECTIVE. Each Series seeks to achieve maximum total return and minimal exposure of the Series' assets to a market value loss by participating, to the extent possible, in favorable equity market performance during the Guarantee Period.

                    PRINCIPAL INVESTMENT STRATEGIES. The Series will not implement an "investment strategy" in any conventional sense. Rather, the asset allocation strategy employed by each Series seeks to optimize the exposure of the Series to the Equity Component (defined below) while protecting Series assets. Assets allocated to the Equity Component may be reduced or eliminated in order to conserve assets at a level equal to or above the present value of the Guarantee. Each Series allocates its assets among the following asset classes:

                    * During the Offering Period, the Series' assets will be invested in short-term instruments.

                    * During the Guarantee Period, the Series' assets will be allocated between the:

                         * EQUITY COMPONENT, consisting of common stocks included in the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") and futures contracts on the S&P 500 Index, and when the Equity Component's market value is $5 million or less, investments in exchange traded funds (ETFs) that can reasonably be expected to have at least a

                               If you have questions, please call 1-800-992-0180

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                              95% correlation ratio with the S&P 500 Index or in
                              a combination of S&P 500 futures and ETFs, subject to any limitation on the Series' investments in such securities; and the

                         * FIXED COMPONENT, consisting primarily of short- to intermediate-duration U.S. Government securities.

                    The Series' asset allocation strategy is implemented by allocating assets appropriately to the Equity Component and to the Fixed Component to optimize exposure to the Equity Component while controlling the risk that an insurance company will be required to make payment under the Guarantee. Consequently, there can be no assurance as to the percentage of assets, if any, allocated to the Equity Component, or to any investment returns generated by the Series.

                    With respect to Series I, J, K, L, M and S only, the minimum targeted return is 1.5% per year over the Guarantee Period (the "Targeted Return"). The minimum Targeted Return was set by the Fund's Board of Trustees (the "Board") at the time shares of the foregoing Series were initially offered to investors taking into consideration the Series' total annual expenses as well as the insurance company separate account expenses assessed to contract holders and participants acquiring interests in the Fund through separate accounts. There is no assurance that the Fund will achieve the Targeted Return. The Guarantee promises investors only a return of the amount invested in the Series through the separate account (less certain maintenance charges). The Guarantee does not promise that investors will earn the Targeted Return.

                    The following table presents the time periods for each of the Series' three phases:

                                    OFFERING PERIOD          GUARANTEE PERIOD        MATURITY DATE
                                    ---------------          ----------------        -------------
                    Series I       3/15/00 - 6/14/00        6/15/00 - 6/14/05          6/14/05
                    Series J       6/15/00 - 9/13/00        9/14/00 - 9/13/05          9/13/05
                    Series K      9/14/00 - 12/13/00      12/14/00 - 12/13/05         12/13/05
                    Series L      12/14/00 - 3/14/01        3/15/01 - 3/14/06          3/14/06
                    Series M       3/15/01 - 6/13/01        6/14/01 - 6/13/06          6/13/06
                    Series N       6/14/01 - 9/12/01        9/13/01 - 9/15/06          9/15/06
                    Series P      9/13/01 - 12/12/01      12/13/01 - 12/15/06         12/15/06
                    Series Q      12/13/01 - 3/14/02        3/15/02 - 3/16/07          3/16/07
                    Series R       3/15/02 - 6/13/02        6/14/02 - 6/15/07          6/15/07
                    Series S       6/14/02 - 9/11/02        9/12/02 - 9/14/07          9/14/07
                    Series T      9/12/02 - 12/11/02      12/12/02 - 12/14/07         12/14/07
                    Series U      12/12/02 - 3/12/03        3/13/03 - 3/14/08          3/14/08
                    Series V        3/3/03 - 6/12/03        6/13/03 - 6/13/08          6/13/08

                               If you have questions, please call 1-800-992-0180

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                                                    FOR DISCUSSION PURPOSES ONLY

ADVISER
ING Investments, LLC
SUB-ADVISER
ING Investment Management Co.

                                                                    ING GET FUND

ASSET ALLOCATION ING Investment Management Co. ("ING IM" or "Sub-Adviser") (formerly known as Aeltus Investment Management, Inc.), the Sub-Adviser to each Series, uses a proprietary computer model to determine on a daily basis the percentage of assets allocated to the Equity Component and to the Fixed Component. The model evaluates a number of factors, including the then current market value of the Series, the then prevailing level of interest rates, equity market volatility, each Series' total annual expenses, insurance company separate account expenses, and the Maturity Date. The model determines the initial allocation between the Equity Component and the Fixed Component on the first day of the Guarantee Period. After the first day, the model provides direction for any reallocations on a daily basis so that the allocation to the Equity Component or the Fixed Component may increase or decrease from the initial proportions. Generally, as the value of the Equity Component rises, more assets are allocated to the Equity Component; as the value of the Equity Component declines, more assets are allocated to the Fixed Component. The amount directed to the Equity Component is always restricted so that if it were to experience a material decline generally, at least a 30% decline) in value on a given day and before being redirected to the Fixed Component, the remaining assets would still be sufficient to meet the Guarantee.

EQUITY COMPONENT The Equity Component will be managed by the Sub-Adviser to each Series, subject to oversight by ING Investments, LLC ("ING Investments" or "Investment Adviser"). In ordinary circumstances, the Sub-Adviser invests at least 80% of the Equity Component's net assets in stocks included in the S&P 500 Index, although the weightings of the stocks will vary somewhat from their respective weightings in the S&P 500 Index, as described below. The S&P 500 Index is a stock market index comprised of common stocks of 500 of the largest publicly traded companies in the U.S. selected by Standard and Poor's Corporation ("S&P").

The Sub-Adviser manages the Equity Component by overweighting those stocks that it believes will outperform the S&P 500 Index and underweighting (or avoiding altogether) those stocks that it believes will underperform the S&P 500 Index ("enhanced index strategy"). Stocks that the Sub-Adviser believes are likely to match the performance of the S&P 500 Index are generally invested in proportion to their representation in the index. To determine which stocks to weight more or less heavily, the Sub-Adviser uses internally developed quantitative computer models to evaluate various criteria, such as the financial strength of each company and its potential for strong, sustained earnings growth. Although the Equity Component will not hold all of the stocks in the S&P 500 Index, the Sub-Adviser expects that there will be a close correlation between the performance of the Equity Component and that of the S&P 500 Index in both rising and falling markets.

Under normal market conditions, up to 20% of the Equity Component's net assets may be invested in futures contracts for hedging purposes or to maintain liquidity to meet shareholder redemptions and minimize trading costs. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. During the Guarantee Period, each Series may only invest in futures contracts on the S&P 500 Index and futures contracts on U.S. Treasury securities.

In the event that the Equity Component's market value is $5 million or less, the Sub-Adviser may invest the entire amount of the Equity Component's assets in S&P 500 Index futures, in ETFs, or in a combination of S&P 500 Index futures and ETFs, subject to any limitation on each Series' investments in such securities. The Sub-Adviser may utilize this approach in order to maintain a close correlation between the performance of the Equity Component and that of the S&P 500 Index. ETFs are passively

                               If you have questions, please call 1-800-992-0180

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managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. In this event, the Sub-Adviser will not employ an enhanced index strategy.

FIXED COMPONENT The Sub-Adviser seeks to select investments for the Fixed Component with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds which mature within three months of the Maturity Date. Generally, at least 55% of the Fixed Component will consist of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, including Separate Trading of Registered Interest and Principal of Securities ("STRIPS"). STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. The Fixed Component may also consist of mortgage backed securities (including commercial mortgage backed securities) which are rated AAA or Aaa at the time of purchase by Moody's Investors Service, Inc. ("Moody's") or S&P, respectively, and corporate obligations which are rated at the time of purchase A- or higher by S&P (AA - in the case of Series I, J, K. L, M, N, P, Q and R) and/or Aa3 or higher by Moody's. The Fixed Component may also include U.S. Treasury futures and money market instruments.

PRINCIPAL RISKS. The principal risks of investing in each Series include all of the following:

ALLOCATION RISK: The success of the Series' strategy depends on the Sub-Adviser's skill in allocating assets between the Equity Component and Fixed Component and in selecting investments. If at the inception of, or any time during, the Guarantee Period interest rates are low, the Series' assets may be largely invested in the Fixed Component in order to reduce the risk of market loss, which will decrease the likelihood that an insurance company would be required to make any payment under the Guarantee. The effect of low interest rates on the Series would likely be more pronounced at the inception of the Guarantee Period, as the initial allocation of assets would include more fixed-income securities. In addition, if during the Guarantee Period the equity markets experienced a major decline, the Series' assets may become largely invested in the Fixed Component. In fact, if the value of the Equity Component were to decline by a significant amount, a complete reallocation to the Fixed Component would likely occur. In the event of a reallocation of 100% of the assets to the Fixed Component, the Series would not subsequently reallocate any assets into the Equity Component prior to the Maturity Date. USE OF THE FIXED COMPONENT REDUCES THE SERIES' ABILITY TO PARTICIPATE FULLY IN UPWARD EQUITY MARKET MOVEMENTS, AS COMPARED TO A PORTFOLIO THAT IS FULLY INVESTED IN EQUITIES AND THEREFORE REPRESENTS SOME LOSS OF OPPORTUNITY, OR OPPORTUNITY COST, COMPARED TO A PORTFOLIO THAT IS FULLY INVESTED IN EQUITIES.

ACTIVE ASSET ALLOCATION MAY UNDERPERFORM STATIC STRATEGIES. An active asset allocation strategy, such as that followed by the Series, may underperform a more static strategy due to the impact of transaction costs. The asset allocation process results in transaction costs from the purchase and sale of securities. Volatile periods in the market may increase these costs. In addition, high transaction costs may have an adverse effect on the performance of the Series.

OPPORTUNITY COSTS. There are significant opportunity costs associated with an investment in the Series. The Series may allocate a substantial portion, and under certain circumstances all, of the Series' assets to the Fixed Component in order to reduce the risk of market loss, which will conserve Series assets to a level equal to or above the present value of the Guarantee.

Initially, if interest rates are low, the allocation to the Fixed Component may exceed 70% of the Series assets. If the market value of the Equity Component rises, the percentage of the Series' assets allocated to

                               If you have questions, please call 1-800-992-0180

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the Equity Component generally will also rise. However, the relative volatility of these two Components, as well as the past performance of the Series will affect these allocations. For example, if the Series incurs early losses, the Series, may allocate 100% of the Series' assets to the Fixed Component for the entire Guarantee Period, irrespective of the subsequent upward movements in the equity markets and/or the Equity Component.

The extent to which the Series participates in upward movements in the Equity Component during the Guarantee Period will depend on the performance of the Series, the performance and volatility of the Fixed and Equity Components, interest rates, expenses of the Series and the separate account under the variable annuity contract, and other factors. The Series might capture a material portion, very little or none of any Equity Component increase.

It is possible that on the Maturity Date, a Contract-holder or participant could receive only the guaranteed amount even though the equity markets, as well as the Equity Component, have had significant positive performance during the Guarantee Period.

WORSE CASE SCENARIOS FOR THE SERIES' EQUITY PARTICIPATION. The opportunity cost of not allocating assets to the Equity Component will be particularly high if early in the Guarantee Period: (a) the Series' net asset value decreases; or (b) the value of the Equity Component declines. In either case, all or substantially all of the Series' assets could be allocated to the Fixed Component for the remainder of the Guarantee Period.

STOCK AND BOND INVESTMENTS. The risks associated with investing in stocks include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance. The performance of the Equity Component also depends significantly on the Sub-Adviser's skill in determining which securities to overweight, underweight or avoid altogether.

The principal risk associated with investing in bonds is that interest rates may rise, which generally causes bond prices to fall. The market prices of STRIPS generally are more volatile than the market prices of other fixed income securities with similar maturities that pay interest periodically. With corporate bonds, there is a risk that the issuer will default on the payment of principal and/or interest. With mortgage- backed securities, there is a risk of prepayment of the underlying mortgage. Because prepayments of principal generally occur when interest rates are declining, it is likely that the Series may have to reinvest the proceeds of prepayments at lower yields. In addition, with credit risk, the Series could lose money if the issuer of a debt security is unable to meet its financial obligations or goes bankrupt. The Fixed Component of this Series is subject to less credit risk than other funds because it principally invests in debt securities issued or guaranteed by the U.S. government or its agencies.

DECLINING INTEREST RATES. A decline in prevailing U.S. interest rates could materially increase the opportunity costs. Any such decline would increase the present value of the Guarantee, potentially causing the Series to allocate all or substantially all of the Series' assets to the Fixed Component in order to assure that such assets do not fall below the present value of the Guarantee.

FUTURES CONTRACTS. The Series may invest in futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. The Series uses futures for hedging purposes or to temporarily increase or limit exposure to a particular asset class. The main risk with futures contracts is

                               If you have questions, please call 1-800-992-0180
that they can amplify a gain or loss, potentially earning or losing substantially more money than the actual investment made in the futures contract.

RISKS OF USING DERIVATIVES. Certain securities in which the Series may invest, including futures contracts, are derivative instruments. In general terms, a derivative instrument is a financial contract whose value is derived, at least in part, from the performance of an underlying asset, interest rate, or index. If the issuer of a derivative does not pay the amount owed on the contract when due, the Series can lose money on the investment. The underlying investment on which the derivative is based, and the derivative itself, might not perform in the manner the Sub-Adviser expected, which could cause the Series' share price to decline. Markets for underlying securities may move in a direction not anticipated by the Sub-Adviser, which may result in the Series' realizing a lower return than expected on an investment. The use of certain derivatives may have a leveraging effect that may increase the volatility of the Series and may reduce returns for the Series.

OTHER CONSIDERATIONS

In addition to the principal investments, strategies and risks described above, each Series may also invest in other securities, engage in other practices, and be subject to additional risks, as discussed below and in the STATEMENT OF ADDITIONAL INFORMATION ("SAI").

MANAGEMENT OF THE SERIES

ING Investments, an Arizona limited liability company, serves as the investment adviser to the Series. ING Investments has overall responsibility for the management of the Series. ING Investments provides or oversees all investment advisory and portfolio management services for the Series, and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Series, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services.

Organized in December 1994, ING Investments is registered with the SEC as an investment adviser. ING Investments is an indirect wholly-owned subsidiary of ING Groep N.V. (NYSE: ING). ING Groep N.V. is a global financial institution active in the fields of insurance, banking, and asset management in more than 65 countries, with more than 100,000 employees.

As of December 31, 2004 ING Investments managed over $37.3 billion in assets. The principal address of ING Investments is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258.

For its services, ING Investments is entitled to receive an advisory fee as set forth below. The advisory fee is expressed as an annual rate based on average daily net assets of each Series.

GET Fund                        Offering Period 0.25%
                                Guarantee Period 0.60%

For information regarding the basis for the Board's approval of the investment advisory and sub-advisory relationships, please refer to the SAI.

The SAI provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in the Series.

SUB-ADVISER

                               If you have questions, please call 1-800-992-0180

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ING Investments has engaged ING IM, formerly known as Aeltus Investment
Management, Inc., to serve as the Sub-Adviser to the Series. ING IM is responsible for managing the assets of the Series in accordance with its investment objective and policies, subject to oversight by ING Investments.

Founded in 1972, ING IM is registered with the SEC as an investment adviser. ING IM is an indirect wholly-owned subsidiary of ING Groep N.V., and is an affiliate of ING Investments. ING IM has acted as adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972.

As of December 31, 2004 ING IM managed over $61 billion in assets. The principal address of ING IM is 230 Park Avenue, New York, NY 10169.

PORTFOLIO MANAGEMENT

ASSET ALLOCATION. Mary Ann Fernandez, Senior Vice President and Portfolio Manager, ING IM, is responsible for overseeing the overall strategy of the Series and the allocation of the Series' assets between the Equity and Fixed Components. Ms. Fernandez joined ING IM in 1996 as Vice President of product development and is currently serving as a Portfolio Specialist, assisting in the management and marketing of certain equity strategies managed by ING IM.

The following people are primarily responsible for the day-to-day management of the Series:

EQUITY COMPONENT. The following individuals share responsibility for the day-to-day management of the Equity Component:

Hugh T.M. Whelan, Portfolio Manager, ING IM, has been serving as a quantitative equity analyst since 1999. Previously, Mr. Whelan was a quantitative portfolio manager in ING IM's fixed-income group, specializing in corporate securities.

Douglas Cote, Portfolio Manager, ING IM, has been serving as a quantitative equity analyst since 1996. Previously, Mr. Cote was responsible for developing applications for ING IM's equity department.

FIXED COMPONENT. The following individual is responsible for the day-to-day management of the Series' Fixed Component:

James B. Kauffmann, Portfolio Manager, joined ING IM in 1996 and has over 18 years of investment experience. Prior to joining ING IM he was a senior fixed-income portfolio manager with Alfa Investments Inc., worked in the capital markets group of a major Wall Street dealer and served as an analyst with a venture capital fund.

The SAI provides additional information about the Portfolio Managers' compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers' ownership of securities in the Series.

INVESTMENTS IN, AND EXCHANGES AND REDEMPTIONS FROM, THE SERIES

PLEASE REFER TO THE DOCUMENTS PERTAINING TO THE VARIABLE ANNUITY CONTRACT FOR INFORMATION ON HOW TO DIRECT REDEMPTIONS FROM (INCLUDING MAKING EXCHANGES INTO OR OUT OF) THE SERIES AND ANY FEES THAT MAY APPLY, AND WHAT YOUR OPTIONS ARE ON THE MATURITY DATE.

                               If you have questions, please call 1-800-992-0180

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FREQUENT TRADING/MARKET TIMING. The Fund and the Series are intended for long-term investment and not as short-term trading vehicles. Accordingly, organizations or individuals that use market timing investment strategies and make frequent transfers should not purchase shares of the Series. Shares of the Series are primarily sold through omnibus account arrangements with financial intermediaries, such as insurance companies, retirement plans, record-keepers, and trusts. The Fund reserves the right, in its sole discretion and without prior notice, to reject, restrict or refuse purchase orders whether directly or by exchange, including orders that have been accepted by a financial intermediary, that the Fund determines not to be in the best interest of the Fund.

The Fund relies on the financial intermediary to monitor frequent, short-term trading within the Fund by the financial intermediary's customers. You should review the materials provided to you by your financial intermediary, including, the prospectus that describes the contract, for its policies regarding frequent, short-term trading. The Fund seeks assurances from financial intermediaries that they have procedures adequate to monitor and address frequent short-term trading. There is, however, no guarantee that the procedures of the financial intermediaries will be able to curtail frequent, short-term trading activity.

The Fund believes market timing or frequent, short-term trading in any account, including a variable insurance or retirement plan account, is not in the best interest of the Fund or the Series' shareholders. Due to the disruptive nature of this activity, it can adversely impact the ability of the Investment Adviser or Sub-Adviser to invest assets in an orderly, long-term manner. Frequent trading can disrupt the management of the Fund and raise its expenses through: increased trading and transaction costs; forced and unplanned portfolio turnover; lost opportunity costs; and large asset swings that decrease the Fund's ability to provide maximum investment return to all shareholders. This in turn can have an adverse effect on Series performance.

Funds that invest in foreign securities may present greater opportunities for market timers and thus be at a greater risk for excessive trading. If an event occurring after the close of a foreign market, but before the time the Fund computes its current NAV, causes a change in the price of the foreign security and such price is not reflected in the Fund's current NAV, investors may attempt to take advantage of anticipated price movements in securities held by the Fund based on such pricing discrepancies. This is often referred to as "price arbitrage." Such price arbitrage opportunities may also occur in Funds which do not invest in foreign securities. For example, if trading in a security held by the Fund is halted and does not resume prior to the time the Fund calculates its NAV, such "stale pricing" presents an opportunity for investors to take advantage of the pricing discrepancy. Similarly, funds that hold thinly-traded securities, such as certain small-capitalization securities, may be exposed to varying levels of pricing arbitrage. The Fund has adopted fair valuation policies and procedures intended to reduce the Fund's exposure to price arbitrage, stale pricing and other potential pricing discrepancies, however, to the extent that the Fund's NAV does not immediately reflect these changes in market conditions, short-term trading may dilute the value of Fund shares, which negatively affects long-term shareholders.

Although the policies and procedures known to the Fund that are followed by the financial intermediaries that use the Fund and the monitoring by the Fund are designed to discourage frequent, short-term trading, none of these measures can eliminate the possibility that frequent, short-term trading activity in the Fund will occur. Moreover, decisions about allowing trades may be required. These decisions are inherently subjective, and will be made to the best of its abilities in a manner that is in the best interest of shareholders.

                               If you have questions, please call 1-800-992-0180

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12b-1 PLAN. Shares of the Series P-V are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan, ING Funds Distributor, LLC, the Series' principal underwriter, is paid an annual distribution fee at the rate of 0.25% of the average daily net assets of the shares of the Series P-V. The distribution fee may be used to cover expenses incurred in promoting the sale of the Series' shares and providing certain related services. ING Funds Distributor, LLC may reallow all or a portion of these fees to broker-dealers entering into selling agreements with it, including its affiliates. Because these fees are paid out on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Orders for the redemption of Series shares that are received before the close of regular trading ("Market Close") on the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) are effected at the net asset value ("NAV") per share determined that day, as described below. The insurance company has been designated an agent of the Series for receipt of redemption orders. Therefore, receipt of an order by the insurance company constitutes receipt by the Series, provided that the Series receives notice of the orders by 9:30 a.m. Eastern time the next day on which the NYSE is open for trading.

NET ASSET VALUE. The NAV per share for each Series is determined each business day as of Market Close on the NYSE. The Series is open for business every day the NYSE is open. The NYSE is closed on all weekends and on national holidays and Good Friday. Series shares will not be priced on those days. The NAV per share of each Series is calculated by taking the value of the Series' assets attributable to a Series, subtracting the Series' liabilities attributable to that Series, and dividing by the number of shares of that Series that are outstanding.

In general, assets are valued based on actual or estimated market value, with special provisions for assets not having readily available market quotations and short-term debt securities, and for situations where market quotations are deemed unreliable. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. Securities prices may be obtained from independent pricing services. To the extent a Series invests in other registered investment companies, the Series' NAV is calculated based on the current NAV of the registered investment company in which the Series invests.

Trading of foreign securities may not take place every day the NYSE is open. Also, trading in some foreign markets and on some electronic trading networks may occur on weekends or holidays when the Series' NAV is not calculated. As a result, the NAV of the Series may change on days when shareholders will not be able to purchase or redeem Series shares.

When market quotations are not available or are deemed unreliable, the Series will use a fair value for the security that is determined in accordance with procedures adopted by the Series' Board. The types of securities for which such fair value pricing might be required include, but are not limited to:

               - Foreign securities, where a foreign security whose value at the close of the foreign market on which it principally trades likely would have changed by the time of the close of the NYSE, or the closing value is otherwise deemed unreliable;

               - Securities of an issuer that has entered into a restructuring;

               -    Securities whose trading has been halted or suspended;

                               If you have questions, please call 1-800-992-0180

               - Fixed-income securities that have gone into default and for which there is no current market value quotation; and

               -    Securities that are restricted as to transfer or resale.

The Series or Investment Adviser may rely on the recommendations of a fair value pricing service approved by the Board in valuing foreign securities. Valuing securities at fair value involves greater reliance on judgment than securities that have readily available market quotations. The Investment Adviser makes such determinations in good faith in accordance with procedures adopted by the Series' Board. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Series could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Series determines its NAV per share.

When an insurance company or participant is selling shares of the Series, it will normally receive the NAV that is next calculated after the order from the insurance company's variable contract holder or participant is received in proper form.

MATURITY DATE. Before the Maturity Date, the insurance company will send a notice to Contract holders or Participants who have amounts in the Series to remind them that the Maturity Date is approaching and to choose other investment options into which Series amounts will be transferred at the close of business on the Maturity Date. If investors do not make a choice, at the close of business on the Maturity Date the insurance company will transfer Series amounts to funds designated by the insurance company.

TAX INFORMATION

The Series intends to qualify as a regulated investment company by satisfying the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Code"), including requirements with respect to diversification of assets, distribution of income and sources of income. As a regulated investment company, the Series generally will not be subject to tax on its ordinary income and net realized capital gains. The Series also intends to comply with the diversification requirements of Section 817(h) of the Code for those investors who acquire shares through variable annuity contracts so that those contract owners should not be subject to federal tax on distributions from the Series to the separate accounts. Contract owners should review their contract prospectus, prospectus summary or disclosure statement for information regarding the personal tax consequences of purchasing a contract.

DIVIDENDS AND DISTRIBUTIONS. Dividends and capital gains distributions, if any, are paid on an annual basis around the end of the calendar year. To comply with federal tax regulations, the Series if necessary, would pay additional capital gains distributions in June. Dividends and distributions are automatically reinvested at NAV in shares of the Series.

ADDITIONAL INFORMATION

The SAI, which is incorporated by reference into this Prospectus, contains additional information about the Series and the Fund generally. A description of each Series' policies and procedures regarding the disclosure of the Series' portfolio securities is available in the SAI. Additional information about each

                               If you have questions, please call 1-800-992-0180

Series also will be available in the Series' annual and semi-annual reports to shareholders. In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Series' performance, the financial statements and the independent registered public accounting firm's report (annual reports only) during its last fiscal year.

                               If you have questions, please call 1-800-992-0180

You may request free of charge the current SAI, annual and semi-annual reports or other information about the Series, by calling 1-800-531-4547 or writing to:

                                  ING GET Fund
                                  P.O. Box 9271
                            Des Moines, IA 50306-9271

The SEC also makes available to the public reports and information about the Series. Certain reports and information, including the SAI, are available on the EDGAR database on the SEC's website http://www.sec.gov) or at the SEC's public reference room in Washington, D.C. You may call 1-202-942-8090 to get information about the operations of the public reference room. You may obtain copies of reports and other information about the Series, after paying a duplicating fee, by sending an e-mail request to: publicinfo@sec.gov, or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

                    Investment Company Act File No. 811-05062

                               If you have questions, please call 1-800-992-0180

                       STATEMENT OF ADDITIONAL INFORMATION

                                 APRIL 29, 2005

                                  ING GET FUND

                 SERIES I, J, K, L, M, N, P, Q, R, S, T, U AND V

This Statement of Additional Information ("SAI") is not a prospectus and should be read in conjunction with the current Prospectus (the "Prospectus") for ING GET Fund (the "Fund") Series I, J, K, L, M, N, P, Q, R, S, T, U and V (each a "Series" and collectively, the "Series") dated May 1, 2005. Capitalized terms not defined in the SAI are used as defined in the Prospectus.

A free copy of the Prospectus and Annual/Semi-Annual Reports are available upon request by writing to the Series at: P.O. Box 9271, Des Moines, IA 50306-9271, or by calling (800) 531-4547.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
GENERAL INFORMATION                                                           3
INVESTMENT OBJECTIVE AND RESTRICTIONS                                         4
INVESTMENT TECHNIQUES AND RISK FACTORS                                        6
OTHER CONSIDERATIONS                                                         13
THE ASSET ALLOCATION PROCESS                                                 13
MANAGEMENT OF THE FUND                                                       15
CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS                                   24
DISCLOSURE OF PORTFOLIO SECURITIES                                           24
INVESTMENT MANAGEMENT AGREEMENT                                              26
THE SUB-ADVISORY AGREEMENT                                                   32
ADMINISTRATIVE SERVICES AGREEMENT                                            35
EXPENSE LIMITATION AGREEMENT                                                 36
CUSTODIAN                                                                    37
TRANSFER AGENT                                                               37
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                37
LEGAL COUNSEL                                                                37
PRINCIPAL UNDERWRITER                                                        37
DISTRIBUTION SERVICING ARRANGEMENTS                                          38
BROKERAGE ALLOCATION AND TRADING POLICIES                                    39
PURCHASE AND REDEMPTION OF SHARES                                            47
NET ASSET VALUE                                                              47

TAX STATUS                                                                   50
PERFORMANCE INFORMATION                                                      51

                               GENERAL INFORMATION

          ORGANIZATION. The Fund was organized as a Massachusetts business trust on March 9, 1987. The Series of the Fund each currently operate under the Fund's Amended and Restated Declaration of Trust ("Declaration") dated March 1, 2002. The Fund is registered as an open-end, management investment company. On March 1, 2002, the name of the Fund was changed from Aetna GET Fund to ING GET Fund.

          SHARES. Shares of the Series have no preemptive or conversion rights. Each share of a Series has the same rights to share in dividends declared by that Series. Upon liquidation of a Series, shareholders of that Series are entitled to share pro rata in the net assets of the Fund attributable to such Series and available for distribution to shareholders. Shares of each Series are fully paid and nonassessable.

          SHAREHOLDER LIABILITY. The Fund is organized as a Massachusetts business trust. Under Massachusetts law, shareholders of such a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust, which is not true in the case of a corporation. The Declaration provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written agreement, obligation, instrument or undertaking made by the Fund or on behalf of the Series shall contain a provision to the effect that shareholders are not personally liable thereunder. With respect to tort claims, contract claims where the provision referred to is omitted from the undertaking, and claims for taxes and certain statutory liabilities in other jurisdictions, a shareholder might be held personally liable to the extent that claims are not satisfied by the Fund or the relevant Series. However, upon payment of any such liability, the shareholder will be entitled to reimbursement from the general assets of the Fund attributable to such Series. The Trustees of the Fund (each a "Trustee" and collectively, the "Board") intend to conduct the operations of the Series, with the advice of counsel, in such a way as to avoid, as much as possible, ultimate liability of the shareholders for liabilities of the Fund.

          VOTING RIGHTS. Shareholders of each Series are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote in the election of the Board (to the extent described below) and on other matters submitted to the vote of shareholders. Investors who select a Series for investment through their variable annuity contract are not the shareholders of the Fund. The insurance companies who establish the separate accounts are the true shareholders, but generally pass through voting to investors as described in the Prospectus for the applicable Contract.

          Once the initial members of the Board have been elected, no meeting of the shareholders for the purpose of electing Trustees will be held unless and until such time as less than a majority of the Board holding office have been elected by the shareholders, or shareholders holding 10% or more of the outstanding shares request such a vote. The Board members then in office will call a shareholder meeting for election of Trustees. Vacancies occurring between any such meetings shall be filled as allowed by law, provided that immediately after filling any such vacancy, at least two-thirds of the Board holding office have been elected by the shareholders. Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees. A Trustee may be removed from office (1) at any time by two-thirds vote of the

Board; (2) by a majority vote of the Board where any Trustee becomes mentally or physically incapacitated; or (3) at a special meeting of shareholders by a two-thirds vote of the outstanding shares. Trustees may be removed at any meeting of shareholders by the vote of a majority of all shares entitled to vote. Any Trustee may also voluntarily resign from office. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Trustees can, if they choose to do so, elect all the Trustees of the Funds, and the holders of the remaining shares will be unable to elect any person as a Trustee.

                      INVESTMENT OBJECTIVE AND RESTRICTIONS

          The investment objective for each Series is to achieve maximum total return, without exposing the Series' assets to a market value loss, during a specified five year period (the "Guarantee Period"). In seeking to achieve its investment objective, each Series has adopted the following restrictions which are matters of fundamental policy and cannot be changed without approval by the holders of the lesser of: (i) 67% of the shares of the Series present or represented at a shareholders' meeting at which the holders of more than 50% of such shares are present or represented; or (ii) more than 50% of the outstanding shares of the Series.

          As a matter of fundamental policy, each Series will not:

          (1) Borrow money, except that (a) the Series may enter into certain futures contracts and options related thereto; (b) the Series may enter into commitments to purchase securities in accordance with the Series' investment program, including delayed delivery and when-issued securities and reverse repurchase agreements; (c) the Series may borrow money for temporary or emergency purposes in amounts not exceeding 15% of the value of its total assets at the time when the loan is made; and (d) for purposes of leveraging, the Series may borrow money from banks (including its custodian bank) only if, immediately after such borrowing, the value of the Series' assets, including the amount borrowed, less its liabilities, is equal to at least 300% of the amount borrowed, plus all outstanding borrowings. If at any time the value of the Series' assets fails to meet the 300% coverage requirement relative only to leveraging, the Series shall, within three days (not including Sundays and holidays), reduce its borrowings to the extent necessary to meet the 300% test.

          (2) Act as an underwriter of securities except to the extent that, in connection with the disposition of securities by the Series for its portfolio, the Series or the Fund may be deemed to be an underwriter under the provisions of the 1933 Act.

          (3) Purchase real estate, interests in real estate or real estate limited partnership interests except that, to the extent appropriate under its investment program, the Series may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts, which deal in real estate or interests therein.

          (4) Make loans, except that, to the extent appropriate under its investment program, the Series may purchase bonds, debentures or other debt securities, including short-term obligations and enter into repurchase transactions.

          (5) Invest in commodity contracts, except that the Series may, to the extent appropriate under its investment program, purchase securities of companies engaged in such activities, may enter into futures contracts and related options, and may engage in transactions on a when-issued or forward commitment basis.

          (6) Alter, amend or modify either the Investment Objective or the Principal Investment Strategies of the Series, as described in the Prospectus.

          (7) With respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer excluding securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the outstanding voting securities of any issuer.

          (8) Concentrate its investments in any one industry except that the Series may invest up to 25% of its total assets in securities issued by companies principally engaged in any one industry. For purposes of this restriction, finance companies will be classified as separate industries according to the end users of their services, such as automobile finance, computer finance and consumer finance. This limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities.

          Where a Series' investment objective or policy restricts it to holding or investing a specified percentage of its assets in any type of instrument, that percentage is measured at the time of purchase. There will be no violation of any investment policy or restriction if that restriction is complied with at the time the relevant action is taken, notwithstanding a later change in the market value of an investment, in net or total assets, in securities rating of the investment or any other change. With respect to fundamental policy number
(8), industry classifications are determined in accordance with the classifications established by Standard & Poor's, a division of The McGraw-Hill Companies ("S&P").

          Each Series also has adopted certain other investment policies and restrictions reflecting the current investment practices of the Series, which may be changed by the Board and without shareholder vote. Under such policies and restrictions, each Series will not:

          (1) Mortgage, pledge or hypothecate its assets except in connection with loans of securities as described in (4) above, borrowings as described in
(1) above, and permitted transactions involving options, futures contracts and options on such contracts.

          (2) Invest in companies for the purpose of exercising control or management.

          (3) Make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options in the manner otherwise permitted by the investment restrictions, policies and investment programs of the Series.

                     INVESTMENT TECHNIQUES AND RISK FACTORS

FUTURES CONTRACTS

          Each Series may enter into futures contracts, as a means of achieving its investment objective. Each Series may invest up to 30% of its assets in derivatives to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs.

          Each Series may enter into futures contracts subject to the restrictions described below under "Additional Restrictions on the Use of Futures Contracts." THE SERIES WILL ONLY ENTER INTO FUTURES CONTRACTS ON THE S&P 500 INDEX AND U.S. TREASURY SECURITIES. S&P 500 Index futures may not exceed 20% of the market value of the Equity Component. The notional value of U.S. Treasury futures may not exceed 50% of the market value of the Fixed Component. Futures contracts may not be used for speculative purposes. The futures exchanges and trading in the U.S. are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission (CFTC).

          A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. Brokerage fees are incurred when a futures contract is bought or sold and at expiration, and margin deposits must be maintained.

          Although interest rate futures contracts typically require actual future delivery of and payment for the underlying instruments, those contracts are usually closed out before the delivery date. Stock index futures contracts do not contemplate actual future delivery and will be settled in cash at expiration or closed out prior to expiration. Closing out an open futures contract sale or purchase is effected by entering into an offsetting futures contract purchase or sale, respectively, for the same aggregate amount of the identical type of underlying instrument and the same delivery date.

          There can be no assurance, however, that each Series will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If a Series is not able to enter into an offsetting transaction, it will continue to be required to maintain the margin deposits on the contract.

          The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates and equity prices, which in turn are affected by fiscal and monetary policies and national and international political and economic events. Small price movements in futures contracts may result in immediate and potentially unlimited loss or gain to each Series relative to the size of the margin commitment. A purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract.

          When using futures contracts as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the instruments or securities being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative market demand for futures and for securities, including technical influences in futures trading, and differences between the financial instruments being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or stock market or interest rate trends as well as the expenses associated with creating the hedge.

          Most U.S. futures exchanges limit the amount of fluctuation permitted in interest rate futures contract prices during a single trading day, and temporary regulations limiting price fluctuations for stock index futures contracts are also in effect. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some persons engaging in futures transactions to substantial losses.

          "Margin" is the amount of funds that must be deposited by a Series with a commodities broker in a custodian account in order to initiate futures trading and to maintain open positions in a Series' futures contracts. A margin deposit is intended to assure a Series' performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract.

          If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy the margin requirement, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will promptly pay the excess to such Series. These daily payments to and from a Series are called variation margin. At times of extreme price volatility, intra-day variation margin payments may be required. In computing daily net asset values, each Series will mark-to-market the current value of its open futures contracts. Each Series expects to earn interest income on its initial margin deposits.

          When each Series buys or sells a futures contract, unless it already owns an offsetting position, it will designate cash and/or liquid securities having an aggregate value at least equal to the full "notional" value of the futures contract, thereby insuring that the leveraging effect of such futures contract is minimized, in accordance with regulatory requirements.

          Each Series may purchase and sell futures contracts under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Series' total assets at market value at the time of entering into a contract and (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts.

          ADDITIONAL RESTRICTIONS ON THE USE OF FUTURES CONTRACTS. CFTC regulations require that, to prevent each Series from being a commodity pool, each Series enter into all short futures for the purpose of hedging value of securities held, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained, and accrued profits on such positions. As evidence of its hedging intent, each Series expects that at least 75% of futures contract purchases will be "completed;" that is, upon the sale of these long contracts, equivalent amounts of related securities will have been or are then being purchased by it in the cash market.

ADDITIONAL RISK FACTORS IN USING FUTURES

          In addition to any risk factors which may be described elsewhere in this section, or in the Prospectus, the following section sets forth certain information regarding the potential risks associated with each Series' transactions in derivatives.

          RISK OF IMPERFECT CORRELATION. Each Series' ability to hedge effectively all or a portion of its portfolio through transactions in futures on securities and indices depends on the degree to which movements in the value of the securities or index underlying such hedging instrument correlates with movements in the value of the assets being hedged. If the value of the assets being hedged do not move in the same amount or direction as the underlying security or index, the hedging strategy for each Series might not be successful and it could sustain losses on its hedging transactions which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the security or index underlying a futures contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, each Series' overall return could be less than if the hedging transactions had not been undertaken.

          POTENTIAL LACK OF A LIQUID SECONDARY MARKET. Prior to exercise or expiration, a futures position may be terminated only by entering into a closing sale transaction, which requires a secondary market on the exchange on which the position was originally established. While each Series will establish a futures position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In such event, it may not be possible to close out a position held by a Series which could require it to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on a Series' ability to effectively hedge its portfolio, or the relevant portion thereof.

          The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

          RISK OF PREDICTING INTEREST RATE MOVEMENTS. Investments in futures contracts on U.S. Treasury securities involve the risk that if in the judgment of ING Investment Management Co. ("ING IM Co.") concerning the general direction of interest rates is incorrect, the overall performance of each Series may be poorer than if it had not entered into any such contract. For example, if a Series has been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in the Fixed Component and interest rates decrease instead, the Series will lose part or all of the benefit of the increased value of its bonds which have been hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Series has insufficient cash, it may have to sell bonds from the Fixed Component to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

          COUNTERPARTY RISK. With some derivatives there is also the risk that the counterparty may fail to honor its contract terms, causing a loss for a Series.

FOREIGN SECURITIES

          Each Series may invest in depositary receipts of foreign companies included in the S&P 500. Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated. Depositary receipts are typically American Depositary Receipts (ADRs), which are designed for U.S. investors and held either in physical form or in book entry form.

REAL ESTATE SECURITIES

          Each Series may invest in real estate securities through interests in real estate investment trusts (REITs) included in the S&P 500. REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate. A REIT may focus on a particular project, such as apartment complexes, or geographic region, such as the Northeastern U.S., or both.

          Investing in stocks of real estate-related companies presents certain risks that are more closely associated with investing in real estate directly than with investing in the stock market generally, including: periodic declines in the value of real estate, generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market; changes in laws (such as zoning laws) that impair the property rights of real estate owners; and adverse developments in the real estate industry.

SHORT-TERM DEBT INSTRUMENTS

          Each Series may invest in short-term debt obligations (including, banker's acceptances, commercial paper, bank notes, time deposits and certificates of deposit). Each Series generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including to satisfy redemption requests from shareholders, waiting for a suitable investment opportunity or taking a defensive position. To earn income on this portion of its assets, the Fund may enter into repurchase agreements. Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to each Series custodian securities with an initial market value of at least 102% of the dollar amount invested by the Series in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

          Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon each Series' ability to sell the underlying securities. Each Series will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

ILLIQUID SECURITIES

          Each Series may invest in illiquid securities. Illiquid securities are securities that are not readily marketable or cannot be disposed of promptly within seven days and in the usual course of business without taking a materially reduced price. Such securities include, but are not limited to, time deposits and repurchase agreements with maturities in excess of seven days. Securities that may be resold under Rule 144A under the Securities Act of 1933, as amended (1933 Act) or securities offered pursuant to Section 4(2) of the 1933 Act shall not be deemed illiquid solely by reason of being unregistered. ING IM shall determine whether a particular security is deemed to be illiquid based on the trading markets for the specific security and other factors. Illiquid securities will not exceed 15% of the net assets of each Series.

MORTGAGE-RELATED DEBT SECURITIES

          Each Series may invest in mortgage-related debt securities, collateralized mortgage obligations (CMOs) and real estate mortgage investment conduits (REMICs). However, each such security must be rated AAA or higher by S&P or Aaa or higher by Moody's, provided that if both S&P and Moody's have issued a rating on the security, such rating shall not be less than AAA/Aaa.

          Federal mortgage-related securities include obligations issued or guaranteed by the Government National Mortgage Association (GNMA), the Federal National Mortgage Association (FNMA) and the Federal Home Loan Mortgage Corporation (FHLMC). GNMA is a wholly owned corporate instrumentality of the U.S., the securities and guarantees of which are backed by the full faith and credit of the U.S. FNMA, a federally chartered and privately owned corporation, and FHLMC, a federal corporation, are instrumentalities of the U.S. with Presidentially appointed board members. The obligations of FNMA and FHLMC are not explicitly guaranteed by the full faith and credit of the federal government.

          Pass-through mortgage-related securities are characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the security holders, like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, often twenty or thirty years, the borrowers can, and typically do, repay such loans sooner. Thus, the security holders frequently receive repayments of principal, in addition to the principal that is part of the regular monthly payment. A borrower is more likely to repay a mortgage bearing a relatively high rate of interest. This means that in times of declining interest rates, some higher yielding securities held by a Series might be converted to cash, and the Series could be expected to reinvest such cash at the then prevailing lower rates. The increased likelihood of prepayment when interest rates decline also limits market price appreciation of mortgage-related securities. If a Series buys mortgage-related securities at a premium, mortgage foreclosures or mortgage prepayments may result in losses of up to the amount of the premium paid since only timely payment of principal and interest is guaranteed.

          CMOs and REMICs are securities which are collateralized by mortgage pass-through securities. Cash flows from underlying mortgages are allocated to various classes or tranches in a predetermined, specified order. Each sequential tranche has a "stated maturity", which is the latest date by which the tranche can be completely repaid, assuming no repayments - and has an "average life", which is the average time to receipt of a principal weighted by the size of the principal payment. The average life is typically used as a proxy for maturity because the debt is amortized, rather than being paid off entirely at maturity, as would be the case in a straight debt instrument.

          CMOs and REMICs are typically structured as "pass-through" securities. In these arrangements, the underlying mortgages are held by the issuer, which then issues debt collateralized by the underlying mortgage assets. The security holder thus owns an obligation of the issuer and payment of interest and principal on such obligations is made from payment generated by the underlying mortgage assets. The underlying mortgages may or may not be guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. Government such as GNMA or otherwise backed by FNMA or FHLMC. Alternatively, such securities may be backed by mortgage insurance, letters of credit or other credit enhancing features. Both CMOs and REMICs are issued by private entities. They are not directly guaranteed by any government agency and are secured by the collateral held by the issuer. CMOs and REMICs are subject to the type of prepayment risk described above due to the possibility that prepayments on the underlying assets will alter the cash flow.

ASSET-BACKED SECURITIES

          Each Series may invest in asset-backed securities. Asset-backed securities are collateralized by short-term loans such as automobile loans, home equity loans, equipment leases or credit card receivables. The payments from the collateral are generally passed through to the security holder. As noted above with respect to CMOs and REMICs, the average life for these securities is the conventional proxy for maturity. Asset-backed securities may pay all interest and principal to the holder, or they may pay a fixed rate of interest, with any excess over that required to pay interest going either into a reserve account or to a subordinate class of securities, which may be retained by the originator. The originator or other party may guarantee interest and principal payments. These guarantees often do not extend to the whole amount of principal, but rather to an amount equal to a multiple of the historical loss experience of similar portfolios.

          Two varieties of asset-backed securities are CARS and CARDS. CARS are securities, representing either ownership interests in fixed pools of automobile receivables, or debt instruments supported by the cash flows from such a pool. CARDs are participations in fixed pools of credit accounts. These securities have varying terms and degrees of liquidity.

          The collateral behind certain asset-backed securities (such as CARS and CARDs) tends to have prepayment rates that do not vary with interest rates; the short-term nature of the loans may also tend to reduce the impact of any change in prepayment level. Other asset-backed securities, such as home equity asset-backed securities, have prepayment rates that are sensitive to interest rates. Faster prepayments will shorten the average life and slower prepayments will lengthen it. Asset-backed securities may be pass-through, representing actual equity ownership of the underlying assets, or pay-through, representing debt instruments supported by cash flows from the underlying assets.

          The coupon rate of interest on mortgage-related and asset-backed securities is lower than the interest rates paid on the mortgages included in the underlying pool, by the amount of the fees paid to the mortgage pooler, issuer, and/or guarantor. Actual yield may vary from the coupon rate, however, if such securities are purchased at a premium or discount, traded in the secondary market at a premium or discount, or to the extent that the underlying assets are prepaid as noted above.

STRIPS (SEPARATE TRADING OF REGISTERED INTEREST AND PRINCIPAL OF SECURITIES)

          Each Series may invest in STRIPS. STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. STRIPS generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. STRIPS tend to include the same risks as zero coupon securities. The market prices of STRIPS generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

OTHER INVESTMENT COMPANIES

          The Series may invest in other investment companies ("Underlying Funds"). The Series may not (i) invest more than 10% of its total assets in the Underlying Funds, (ii) invest more than 5% of its total assets in any one Underlying Fund, or (iii) purchase greater than 3% of the total outstanding voting securities of any one Underlying Fund.

          EXCHANGE TRADED FUNDS ("ETFS"). ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. ETFs present risks similar to those of an investment in the underlying securities held by the ETF. Because ETFs trade on an exchange, they may not trade at net asset value ("NAV"). Sometimes, the prices of ETFs may vary significantly from the NAVs of the ETF's underlying securities. Additionally, if the Series elects to redeem its ETF shares rather than selling them on the secondary market, the Series may receive the underlying securities which it must then sell in order to obtain cash. Additionally, you may pay a proportionate share of the expenses of the ETF in addition to the expenses of the Series.

ZERO COUPON SECURITIES

          Each Series may invest in zero coupon securities. Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. The market prices of zero coupon securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than non-zero coupon securities having similar maturities and credit quality. Each Series may also invest in Government Trust Certificates that represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by the full faith and credit guaranty issued by the federal government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act of 1998) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody's.

          The risks associated with lower debt securities apply to these securities. Zero coupon securities are also subject to the risk that, in the event of a default, a Series may realize no return on its investment, because these securities do not pay cash interest.

                              OTHER CONSIDERATIONS

          In extreme circumstances, the insurance company reserves the right to accept additional deposits, including both new annuity monies and internal variable annuity transfers, during the Guarantee Period and to discontinue this practice at its discretion at any time.

                          THE ASSET ALLOCATION PROCESS

          In pursuing each Series' investment objective, ING IM looks to allocate assets among the Equity Component and the Fixed Component. For each Series, the allocation of assets depends on a variety of factors, including, but not limited to, the then prevailing level of interest rates, equity market volatility, the then current market value of the Series, the Series' total annual expenses, as well as insurance company separate account expenses assessed to Contract holders and Participants acquiring an interest in the Series through the Separate Account, and the Maturity Date (as such terms are defined in the Prospectus). If interest rates are low (particularly at the inception of the Guarantee period), each Series' assets may be largely invested in the Fixed Component in order to decrease the likelihood that the insurance company would be required to make any payment under the Guarantee. In addition, if during the Guarantee Period the equity markets experienced a major decline, each Series' assets may become largely invested in the Fixed Component in order to increase the likelihood of meeting the investment objective.

          The initial allocation of the Series' assets between the Equity Component and the Fixed Component will be determined principally by the prevailing level of interest rates and the volatility of the stock market at the beginning of the Guarantee Period. If at the inception of the Guarantee Period interest rates are low, more assets may have to be allocated to the Fixed Component. ING IM will monitor the allocation of the Series' assets on a daily basis.

          The asset allocation process will also be affected by ING IM's ability to manage the Fixed Component. If the Fixed Component provides a return better than that assumed by ING IM's proprietary software model, fewer assets would have to be allocated to the Fixed Component. On the other hand, if the performance of the Fixed Component is poorer than expected, more assets would have to be allocated to the Fixed Component, and the ability of each Series to participate in any subsequent upward movement in the equity market would be limited.

          The asset allocation process results in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of each Series during periods of increased equity market volatility. To moderate such costs, ING IM has built into the proprietary software program a factor that will require reallocations only when Equity Component and Fixed Component values have deviated by more than certain minimal amounts since the last reallocation.

                             MANAGEMENT OF THE FUND

          Set forth in the table below is information about each Trustee of the Fund. Those Trustees who are "interested persons," as defined in the Investment Company Act of 1940, the 1940 Act are indicated by an asterisk (*).

                                                                                                NUMBER OF
                                                                                              PORTFOLIOS IN
                                                TERM OF OFFICE                                FUND COMPLEX
                               POSITION(S) HELD AND LENGTH OF  PRINCIPAL OCCUPATION(S) DURING  OVERSEEN BY  OTHER BOARD MEMBERSHIPS
    NAME, ADDRESS AND AGE       WITH THE FUND   TIME SERVED(1)        THE PAST 5 YEARS        DIRECTOR****      HELD BY DIRECTOR
------------------------------ ---------------- -------------- ------------------------------ ------------- ------------------------
J. SCOTT FOX(2)                Director         December       Vice Chairman and Chief             47       Director of the board of
7337 East Doubletree Ranch Rd.                  1997 - Present Operating Officer, ING                       IPC Financial Network,
Scottsdale, Arizona  85258                                     Investment Management, Co.                   Inc. (January 2001 -
Age:  50                                                       (formerly known as Aeltus                    Present); Director,
                                                               Investment Management, Inc.)                 Metro Hartford Chamber
                                                               (April 2004 - Present);                      of Commerce and the
                                                               President and Chief Executive                Greater Hartford Arts
                                                               Officer (April 2001 -                        Council. IFC Financial
                                                               Present); Managing Director                  Networks (January 2001 -
                                                               and Chief Operating Officer                  April 2004).
                                                               ING Investment Management Co.
                                                               (April 1994 - April 2001).

THOMAS J. MCINERNEY(3)         Director         April 2002 -   Chief Executive Officer, ING        200      Director, Equitable Life
7337 E. Doubletree Ranch Rd.                    Present        U.S. Financial Services                      Insurance Co., Golden
Scottsdale, Arizona 85258                                      (September 2001- Present);                   American Life Insurance
Age:  48                                                       Member, ING Americas Executive               Co., Life Insurance
                                                               Committee (2001-Present); ING                Company of Georgia,
                                                               Aeltus Holding Company, Inc.                 Midwestern United Life
                                                               (2000 - Present), ING Retail                 Insurance Co., ReliaStar
                                                               Holding Company (1998 -                      Life Insurance Co.,
                                                               Present) and ING Retirement                  Security Life of Denver,
                                                               Holdings, Inc. (1997-                        Security Connecticut
                                                               Present). Formerly, President,               Life Insurance Co.,
                                                               ING Life Insurance and Annuity               Southland Life Insurance
                                                               Company (September 1997 -                    Co., USG Annuity and
                                                               November 2002); President,                   Life Company, and United
                                                               Chief Executive Officer and                  Life and Annuity
                                                               Director of Northern Life                    Insurance Co. Inc (March
                                                               Insurance Company (March 2001-               2001- Present); Member
                                                               October 2002), General Manager               of the Board, Bushnell
                                                               and Chief Executive Officer,                 Performing Arts Center;
                                                               ING worksite Division                        St. Francis Hospital;
                                                               (December 2000- October 2001).               National Conference of
                                                                                                            Community Justice; and
                                                                                                            Metro Atlanta Chamber of
                                                                                                            Commerce.

DIRECTORS WHO ARE NOT "INTERESTED PERSONS"

ALBERT E. DEPRINCE, JR.        Director         June 1998 -    Professor of Economics and          47       Executive Committee
7337 E. Doubletree Ranch Rd.                    Present        Finance, Middle Tennessee                    International Atlantic
Scottsdale, Arizona 85258                                      State University (August 1991-               Economic Society
Age:  64                                                       Present); Director, Business                 (October 2002 -
                                                               and Economic Research Center                 Present); President -
                                                               (August 1999 - August 2002).                 Elect, Academy of
                                                                                                            Economics and Finance
                                                                                                            (February 2005 -
                                                                                                            Present); First
                                                                                                            Vice-President, Academy
                                                                                                            of Economics and Finance
                                                                                                            (February 2004 -
                                                                                                            February 2005); 2nd Vice
                                                                                                            President, Academy of
                                                                                                            Economics and Finance
                                                                                                            (February 2003 -
                                                                                                            February 2004);
                                                                                                            Director, Academy of
                                                                                                            Economics and Finance
                                                                                                            (February 2002 -
                                                                                                            February 2003);
                                                                                                            Tennessee Tax Structure
                                                                                                            Sandy Commission
                                                                                                            (December 2002 -
                                                                                                            December 2004).

                                                                                                NUMBER OF
                                                                                              PORTFOLIOS IN
                                                TERM OF OFFICE                                FUND COMPLEX
                               POSITION(S) HELD AND LENGTH OF  PRINCIPAL OCCUPATION(S) DURING  OVERSEEN BY  OTHER BOARD MEMBERSHIPS
    NAME, ADDRESS AND AGE       WITH THE FUND   TIME SERVED(1)        THE PAST 5 YEARS        DIRECTOR****      HELD BY DIRECTOR
------------------------------ ---------------- -------------- ------------------------------ ------------- ------------------------
MARIA T. FIGHETTI              Director         April 1994 -   Retired. Formerly, Attorney,        47       None
7337 E. Doubletree Ranch Rd.                    Present        New York City Department of
Scottsdale, Arizona 85258                                      Mental Health (June 1973 -
Age:  61                                                       October 2002) and Associate
                                                               Commissioner (1995 - 2002).

SIDNEY KOCH                    Chairman and     April 1994 -   Financial Adviser,                  47       Director, Northwest
7337 E. Doubletree Ranch Rd.   Director         Present        self-employed (January 1993 -                Center for the Arts,
Scottsdale, Arizona 85258                                      Present).                                    Torrington, CT.
Age:  70

DR. CORINE T. NORGAARD         Director         June 1991-     Retired. Formerly, Dean of the      47       Director/Trustee, Mass
7337 E. Doubletree Ranch Rd.                    Present        Barney School of Business,                   Mutual corporate and
Scottsdale, Arizona 85258                                      University of Hartford (August               Participation Investors
Age:  67                                                       1996 - June 2004).                           (April 1997 - Present);
                                                                                                            Director, Advest Trust
                                                                                                            Company (1998 -
                                                                                                            Present); Director,
                                                                                                            Connecticut Health
                                                                                                            Foundation (2002 -
                                                                                                            Present).

EDWARD T. O'DELL               Director         June 2002 -    Retired. Formerly, Partner of       47       None
7337 E. Doubletree Ranch Rd.                    Present        Goodwin Procter LLP (June 1996
Scottsdale, Arizona 85258                                      - September 2000).
Age:  69

JOSEPH E. OBERMEYER            Director         January 2003 - President, Obermeyer &              47       None
7337 E. Doubletree Ranch Rd.                    Present        Associates, Inc. (November
Scottsdale, Arizona 85258                                      1999 - Present).
Age:  47

(1)   Directors serve until their successors are duly elected and qualified.
(2) Mr. Fox is an "interested person", as defined by the 1940 Act, because of his relationship with ING Investment Management Co., an affiliate of ING Investments, LLC.
(3) Mr. McInerney is an "interested person", as defined by the 1940 Act, because of his relationship with ING U.S. Worksite Financial Services, an affiliate of ING Investments, LLC.

**** For the purposes of this table, "Fund Complex" means the following investment companies: ING Equity Trust; ING Funds Trust; ING Investment Funds, Inc.; ING Investors Trust; ING Mayflower Trust; ING Mutual Funds; ING Prime Rate Trust; ING Senior Income Fund; ING Variable Insurance Trust; ING Variable Products Trust; ING Emerging Markets Fund, Inc.; ING VP Natural Resources Trust; USLICO Series Fund, ING Partners, Inc.; ING VP Balanced Portfolio, Inc.; ING Strategic Allocation Portfolio, Inc.; ING GET Funds; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Variable Funds, Inc.; ING Variable Portfolios, Inc.; and ING Series Fund, Inc., as of March 31, 2004.

OFFICERS

Information about the Company's/Trust's officers are set forth in the table below:

                                POSITION HELD WITH THE TERM OF OFFICE AND LENGTH
NAME, ADDRESS AND AGE           COMPANY/TRUST          OF TIME SERVED (1)        PRINCIPAL OCCUPATION(S) DURING THE LAST FIVE YEARS
------------------------------- ---------------------- ------------------------- --------------------------------------------------
JAMES M. HENNESSY               President, Chief       March 2002- Present       President and Chief Executive Officer, ING
7337 East Doubletree Ranch Rd.  Executive                                        Investments, LLC (2) (December - Present).
Scottsdale, Arizona 85258       Officer and                                      Formerly, Senior Executive Vice President and
Age:  56                        Chief Operating                                  Chief Operating Officer, ING Investments, LLC (2)
                                Officer                                          (April 1995 - December 2000); and Executive Vice
                                                                                 President, ING Investments, LLC (2) (May 1998 -
                                                                                 June 2000).

MICHAEL J. ROLAND               Executive Vice         April 2002- Present       Executive Vice President (December 2001 - Present)
7337 East Doubletree Ranch Rd.  President                                        and Chief Compliance Officer (October 2004 -
Scottsdale, Arizona 85258                                                        Present), ING Investments, LLC (2). Formerly,
Age:  46                                                                         Chief Financial Officer and Treasurer, ING
                                                                                 Investments, LLC (2) (December 2001 - March 2005);
                                                                                 Senior Vice President, ING Investments, LLC (2)
                                                                                 (June 1998 - December 2001).

STANLEY D. VYNER                Executive Vice         March 2002- Present       Executive Vice President, ING Investments, LLC (2)
7337 East Doubletree Ranch Rd.  President                                        (July 2000 - Present) and Chief Investment Risk
Scottsdale, Arizona 85258                                                        Officer (January 2003 - Present); Formerly, Chief
Age:  54                                                                         Investment Officer of the International
                                                                                 Portfolios, ING Investments, LLC (2) (August 2000
                                                                                 - January 2003); and, Chief Executive Officer, ING
                                                                                 Investments, LLC (2) (August 1996 - August 2000).

JOSEPH M. O'DONNELL             Chief Compliance       November 2004 - Present   Chief Compliance Officer of the ING Funds
7337 East Doubletree Ranch Rd.  Officer                                          (November 2004 - Present). Formerly, Vice
Scottsdale, Arizona 85258                                                        President, Chief Legal Counsel, Chief Compliance
Age:  50                                                                         Officer and Secretary of Atlas Securities, Inc.,
                                                                                 Atlas Advisers, Inc. and Atlas Funds (October 2001
                                                                                 - October 2004); and Chief Operating Officer and
                                                                                 General Counsel of Matthews International Capital
                                                                                 Management LLC and Vice President and Secretary of
                                                                                 Matthews International Funds (August 1999 - May
                                                                                 2001).

ROBERT S. NAKA                  Senior Vice President  February 2002- Present    Senior Vice President and Assistant Secretary, ING
7337 East Doubletree Ranch Rd.  and Assistant                                    Funds Services, LLC, (3) (October 2001 - Present).
Scottsdale, Arizona 85258       Secretary                                        Formerly, Senior Vice President, ING Fund
Age:  41                                                                         Services, LLC (3) (August 1999 - October 2001).

TODD MODIC                      Senior Vice President, March 2005 - Present      Senior Vice President, ING Funds Services (3)
7337 East Doubletree Ranch Rd.  Chief/Principal                                  (April 2005 - Present). Formerly, Vice President,
Scottsdale, Arizona 85258       Financial Officer                                ING Fund Services, LLC (3) (September 2002 - March
Age:  37                                                                         2005); Director of Financial Reporting, ING
                                                                                 Investments, LLC (2) (March 2001 - September 2002)
                                                                                 and Director of Financial Reporting, Axient
                                                                                 Communications, Inc. (May 2000 - January 2001).

KIMBERLY A. ANDERSON            Senior Vice President  December 2003- Present    Senior Vice President, ING Investments, LLC (2)
7337 East Doubletree Ranch Rd.                                                   (October 2003 - Present). Formerly, Vice President
Scottsdale, Arizona 85258                                                        and Assistant Secretary, ING Investments, LLC (2)
Age:  40                                                                         (October 2001 - October 2003); Assistant Vice
                                                                                 President, ING Funds Services, LLC (3) (November
                                                                                 1999 - January 2001).

THERESA K. KELETY               Secretary              September 2003- Present   Counsel, ING U.S. Legal Services (April 2003 -
7337 E ast Doubletree Ranch Rd.                                                  Present). Formerly, Senior Associate with Shearman
Scottsdale, Arizona 85258                                                        & Sterling (February 2000 - April 2003).
Age:  42

                                POSITION HELD WITH THE TERM OF OFFICE AND LENGTH
NAME, ADDRESS AND AGE           COMPANY/TRUST          OF TIME SERVED (1)        PRINCIPAL OCCUPATION(S) DURING THE LAST FIVE YEARS
------------------------------- ---------------------- ------------------------- --------------------------------------------------
ROBYN L. ICHILOV                Vice President and     March 2002 - Present      Vice President, ING Funds Services, LLC (3)
7337 East Doubletree Ranch Rd.  Treasurer                                        (October 2001 - Present) and ING Investments, LLC
Scottsdale, Arizona 85258                                                        (2) (August 1997 - Present).
Age:  37

LAUREN D. BENSINGER             Vice President         March 2003- Present       Vice President, and Chief Compliance Officer, ING
7337 East Doubletree Ranch Rd.                                                   Funds Distributor, LLC (4) (July 1995 - Present);
Scottsdale, Arizona 85258                                                        and Vice President, ING Investments, LLC (2)
Age:  51                                                                         (February 1996 - Present); Formerly, Chief
                                                                                 Compliance Officer, ING Investments, LLC (2)
                                                                                 (October 2001 - October 2004).

MARIA M. ANDERSON               Vice President         September 2004 - Present  Vice President, ING Funds Services, LLC (3)
7337 East Doubletree Ranch Rd.                                                   (September 2004 - Present). Formerly, Assistant
Scottsdale, Arizona 85258                                                        Vice President, ING Funds Services, LLC (3)
Age:  46                                                                         (October 2001 - September 2004); and Manager of
                                                                                 Fund Accounting and Fund Compliance, ING
                                                                                 Investments, LLC (2) (September 1999 - October
                                                                                 2001).

MARY GASTON                     Vice President         March 2005 - Present      Vice President, ING Fund Services, LLC (3) (April
7337 East Doubletree Ranch Rd.                                                   2005 - Present). Formerly, Assistant Vice
Scottsdale, Arizona 85258                                                        President, Financial Reporting, ING Investments,
Age:  39                                                                         LLC (2) (April 2004 - April 2005); Manager,
                                                                                 Financial Reporting, ING Investments, LLC (2)
                                                                                 (August 2002 - April 2004); and Controller Z Seven
                                                                                 Fund, Inc. and Ziskin Asset Management, Inc.
                                                                                 (January 2000 - March 2002).

SUSAN KINENS                    Assistant Vice         March 2003- Present       Assistant Vice President, ING Funds Services, LLC
7337 East Doubletree Ranch Rd.  President                                        (3) (December 2002 - Present); and has held
Scottsdale, Arizona 85258                                                        various other positions with ING Funds Services,
Age:  28                                                                         LLC for more than the last five years.

KIMBERLY K. PALMER              Assistant Vice         September 2004 - Present  Assistant Vice President, ING Funds Services, LLC
7337 East Doubletree Ranch Rd.  President                                        (3) (August 2004 - Present). Formerly, Manager,
Scottsdale, Arizona 85258                                                        Registration Statements, ING Funds Services, LLC
Age:  47                                                                         (3) (May 2003 - August 2004); Associate Partner,
                                                                                 AMVESCAP PLC (October 2000 - May 2003); and
                                                                                 Director of Federal Filings and Blue Sky Filings,
                                                                                 INVESCO Funds Group, Inc. (March 1994 - May 2003).

HUEY P. FALGOUT, JR.            Assistant Secretary    September 2003- Present   Chief Counsel, ING U.S. Legal Services (September
7337 East Doubletree Ranch Rd.                                                   2003 - Present). Formerly, Counsel ING U.S. Legal
Scottsdale, Arizona 85258                                                        Services (November 2002 - September 2003); and
Age:  41                                                                         Associate General Counsel, AIG American General
                                                                                 (January 1999 - November 2002).

ROBIN R. NESBITT                Assistant Secretary    September 2004 - Present  Supervisor, Board Operations, ING Funds Services,
7337 East Doubletree Ranch Rd.                                                   LLC (3) (August 2003 - Present). Formerly, Senior
Scottsdale, Arizona 85258                                                        Legal Analyst, ING Funds Services, LLC (3) (August
Age:  31                                                                         2002 - August 2003); Associate,
                                                                                 PricewaterhouseCoopers (January 2001 - August
                                                                                 2001); and Paralegal, McManis, Faulkner & Morgan
                                                                                 (May 2000 - December 2000).

(1) The officers hold office until the next annual meeting of Trustees and until their successors shall have been elected and qualified.
(2) ING Investments, LLC was previously named ING Pilgrim Investments, LLC. ING Pilgrim Investments, LLC is the successor in interest to ING Pilgrim Investments, Inc., which was previously known as Pilgrim Investments, Inc. and before that was known as Pilgrim America Investments, Inc.
(3) ING Funds Services, LLC was previously named ING Pilgrim Group, LLC. ING Pilgrim Group, LLC is the successor in interest to ING Pilgrim Group, Inc., which was previously known as Pilgrim Group, Inc. and before that was known as Pilgrim America Group, Inc.
(4) ING Funds Distributor, LLC is the successor in interest to ING Funds Distributor, Inc., which was previously known as ING Pilgrim Securities, Inc., and before that was known as Pilgrim Securities.

BOARD OF TRUSTEES

          The Board governs the Fund and is responsible for protecting the interests of the shareholders. The Directors are experienced executives who oversee the each Series' activities, review contractual arrangements with companies that provide services to each of the Series, and review each Series' performance.

FREQUENCY

          The Board currently conducts regular meetings four (4) times a year. The Audit Committee also meets regularly four (4) times per year, and the remaining Committees meet as needed. In addition, the Board or the Committees may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting.

COMMITTEES

          The Board has an Audit Committee whose function is to meet with the independent registered public accounting firm of the Fund to review the scope of each Series' audit, its financial statements and interim accounting controls, and to meet with management concerning these matters, among other things. The Audit Committee operates pursuant to a charter approved by the Board. The Audit Committee currently consists Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. O'Dell, and Mr. Obermeyer (collectively the "Independent Directors"). Dr. Norgaard currently serves as Chairman and Mr. Obermeyer currently serves as Vice Chairman of the Committee. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2004.

          The Board has formed a Contract Committee whose function is to consider, evaluate and make recommendations to the full Board of Directors concerning contractual arrangements with service providers to the Fund and all other matters in which the investment adviser or any affiliated entity has an actual or potential conflict of interest with the Fund or its shareholders. The Contracts Committee operates pursuant to a charter approved by the Board. The Contract Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. Mr. Koch currently serves as Chairman and Dr. DePrince currently serves as Vice Chairman of the Committee. The Contract Committee held four (4) meetings during the fiscal year ended December 31, 2004.

          The Board has established a Nominating Committee for the purpose of considering and presenting to the Board candidates it proposes for nomination to fill Independent Director vacancies on the Board. The Nominating Committee operates pursuant to a charter approved by the Board. The Nominating Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. The Committee has in place a policy by which it will consider nominees by shareholders. Shareholders wishing to submit a nomination for director at an annual or special meeting of shareholders must provide such recommendation in a sufficiently timely manner (and in any event no later than the date specified for receipt of shareholder proposals in any applicable proxy statement with respect to the Fund) in writing to the Nominating Committee, c/o the Secretary of the Fund, ING Get Fund, 7337 Doubletree Ranch Road, Scottsdale, Arizona 85258. Any recommendation made by a shareholder must contain sufficient information for the Nominating Committee to make an assessment of the candidate's suitability for the position of Independent Director. The Nominating Committee held no meetings during the fiscal year ended December 31, 2004.

          The Board has established a Valuation Committee for the purpose of approving fair value determinations at the time they are being considered by management. The Valuation Committee operates pursuant to a charter approved by the Board. The Valuation Committee currently consists of Mr. Koch, Dr. DePrince, Ms. Fighetti, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. The Valuation Committee held no meetings during the fiscal year ended December 31, 2004.

          The Board has established a Compliance Committee for the purposes of
(1) providing oversight with respect to compliance by each Series and its service providers with applicable laws, regulations and internal policies and procedures affecting the operations of each and (2) to serve as a committee, and in such capacity to receive, retain and act upon reports of evidence of possible material violations applicable United States federal or state securities laws and breaches of fiduciary duty arising under United States federal or state securities laws. The Compliance Committee operates pursuant to a charter approved by the Board. The Compliance Committee currently consists of Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, Mr. Obermeyer and Mr. O'Dell. Dr. Norgaard currently serves as Chairman and Mr. O'Dell currently serves as Vice Chairman of the Committee. The Committee meets as needed. The Compliance Committee held three (3) meetings during the fiscal year ended December 31, 2004.

TRUSTEE OWNERSHIP OF SECURITIES

          Set forth below is the dollar range of equity securities owned by each Trustee.

                                                         AGGREGATE DOLLAR RANGE OF
                                                          EQUITY SECURITIES IN ALL
                                                           REGISTERED INVESTMENT
                             DOLLAR RANGE OF EQUITY        COMPANIES OVERSEEN BY
                          SECURITIES IN THE FUND AS OF      TRUSTEE IN FAMILY OF
    NAME OF TRUSTEE            DECEMBER 31, 2004            INVESTMENT COMPANIES
-----------------------   ----------------------------   --------------------------
INDEPENDENT TRUSTEES
Albert E. DePrince, Jr.               None                   Over $100,000 (1)
Maria T. Fighetti                     None                   Over $100,000 (1)
Sidney Koch                           None                    $1000 - $10,000
Corine T. Norgaard                    None                     Over $100,000
Joseph Obermeyer                      None                 $50,000 - $100,000 (1)
Edward T. O'Dell                      None                   Over $100,000 (1)

TRUSTEES WHO ARE
"INTERESTED PERSONS"
J. Scott Fox                          None                     Over $100,000
Thomas McInerney                      None                     Over $100,000

----------
       (1)  Held in a deferred compensation account.

INDEPENDENT TRUSTEE OWNERSHIP OF SECURITIES

          Set forth in the table below is information regarding each Independent Trustee's (and his immediate family members) share ownership as of December 31, 2004, in securities of the Funds' Investment Adviser or Principal Underwriter, and the ownership of securities in an entity controlling, controlled by or under common control with the Investment Adviser or Principal Underwriter of the Fund (not including registered investment companies).

                               NAME OF
                             OWNERS AND
                            RELATIONSHIP               TITLE OF    VALUE OF     PERCENTAGE
    NAME OF TRUSTEE          TO TRUSTEE      COMPANY    CLASS     SECURITIES     OF CLASS
-----------------------   ----------------   -------   --------   ----------   -------------
Albert E. DePrince, Jr.         N/A            N/A       N/A         $ 0            N/A
Maria T. Fighetti               N/A            N/A       N/A         $ 0            N/A
David L. Grove                  N/A            N/A       N/A         $ 0            N/A
Sidney Koch                     N/A            N/A       N/A         $ 0            N/A
Corine T. Norgaard              N/A            N/A       N/A         $ 0            N/A
Richard G. Scheide              N/A            N/A       N/A         $ 0            N/A

COMPENSATION

          Each Series pays each Trustee who is not an interested person a PRO RATA share, as described below, of: (i) an annual retainer of $60,000; (ii) $7,500 for each in person meeting of the Board; (iii) $7,500 for each Contracts Committee meeting attended in person; (iv) $2,500 per attendance of any committee meeting (except Contracts Committee) held in conjunction with a meeting of the Board and $5,000 for meetings (except Contracts Committee) not held in conjunction with a meeting of the Board; (v) $1,000 per telephonic meeting; (vi) $25,000 annual fee to the Chairperson of the Contracts Committee, $10,000 annual fee to the Chairperson of both the Audit and Compliance Committees and $5,000 annual fee to the Chairperson of the Nominating Committee (for periods in which the Committee has operated); and (vii) $12,500 annual fee to the Vice Chairperson of the Contracts Committee and $5,000 annual fee to the Vice Chairperson of both the Audit and Compliance Committees. The PRO RATA share paid by each Series is based on each Series' average net assets as a percentage of the average net assets of all the Funds managed by the investment adviser for which the Trustees serve in common as Trustees.

          During the fiscal year ended December 31, 2004, members of the Board who are also trustees, officers or employees of ING Investments, LLC ("ING Investments" or the "Investment Adviser") and its affiliates were not entitled to any compensation from the Fund complex. As of December 31, 2004, the Independent Trustees received compensation in the amounts included in the following table. No member of the Board was entitled to receive pension or retirement benefits.

                                                       TOTAL COMPENSATION FROM THE
      NAME OR PERSON          AGGREGATE COMPENSATION   FUND AND FUND COMPLEX PAID
         POSITION               FROM ING GET FUND              TO TRUSTEES
---------------------------   ----------------------   ---------------------------
Corine Norgaard                     $  17,973                  $  166,500
Trustee, Chairperson
Nominating Committee

Sidney Koch                         $  18,793                  $  174,000
Trustee

Maria T. Fighetti (1)               $  16,282                  $  150,250
Trustee, Chairperson
Audit Committee

Edward T. O'Dell (1)                $  16,473                  $  152,750
Trustee

Joseph E. Obermeyer (1)             $  16,626                  $  154,000
Trustee

Albert E. DePrince, Jr. (1)         $  17,929                  $  157,000
Trustee, Chairperson
Contract Committee

     (1) During the fiscal year ended December 31, 2004, Ms. Fighetti, Mr. O'Dell, Dr. DePrince and Mr. Obermeyer deferred $31,000, $0, $74,500 and $20,350, respectively, of their compensation from the ING GET Fund.

                   CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

          It is expected that each Series shares will be sold to insurance companies affiliated with ING Investments and allocated to variable annuity separate accounts to fund obligations thereunder. Contract holders in these separate accounts are provided the right to direct the voting of fund shares at shareholder meetings. The insurance company votes the shares that it owns in these separate accounts in accordance with contract holders' directions. Undirected shares of each Series will be voted for each account in the same proportion as directed shares.

          As of May 1, 2005 the officers and Trustees owned less than 1% of the outstanding shares of the Series.

          ING Investments, the Series' investment adviser, and ING IM, the Series' investment sub-adviser, are indirect wholly-owned subsidiaries of ING Groep N.V. ("ING"). ING is a global financial institution active in the fields of insurance, banking, and asset management in more than 65 countries, with more than 100,000 employees. ING's principal executive offices are located at Strawinskylaan 2631,1077 zz Amsterdam, P.O. Box 810, 1000 AV Amsterdam, the Netherlands.

                       DISCLOSURE OF PORTFOLIO SECURITIES

          Each Series of the Fund is required to file its complete portfolio holdings schedule with the SEC on a quarterly basis. This schedule is filed with annual and semi-annual reports on Form N-CSR for the second and fourth fiscal quarters and on Form N-Q for the first and third fiscal quarters.

          In addition, each Series posts its complete portfolio holdings schedule on ING's website on a calendar-quarter basis and it is available on the first day of the second month of the next quarter. The complete portfolio holdings schedule is as of the preceding quarter-end (E.G., each Series will post the quarter-ending June 30 holdings on August 1).

          Each Series also compiles a list composed of its ten largest holdings ("Top Ten"). This information is produced monthly, and is made available on ING's website, on the tenth day of each month. The Top Ten holdings information is as of the last day of the previous month.

          Investors (both individual and institutional), financial intermediaries that distribute the shares of the Series and most third parties may receive annual or semi-annual reports, or view on ING's website, the complete portfolio holdings schedule. The Top Ten list also is provided in quarterly descriptions of the Series that are included in the offering materials of variable life insurance products and variable annuity contracts.

          Other than in regulatory filings or on ING's website, the Fund may provide its complete portfolio holdings to certain unaffiliated third parties and affiliates when the Fund has a legitimate business purpose for doing so. Specifically, disclosure of its portfolio holdings may include disclosure:

          - To the Fund's independent registered public accounting firm, named herein, for use in providing audit opinions;
          - To financial printers for the purpose of preparing Fund regulatory filings;
          - For the purpose of due diligence regarding a merger or acquisition;
          - To a new investment adviser or sub-adviser prior to the commencement of its management of the Fund;
          - To rating and ranking agencies such as Bloomberg, Morningstar, Lipper and Standard & Poor's;
          - To consultants for use in providing asset allocation advice in connection with investments by affiliated funds-of-funds in the Fund;
          - To service providers, such as proxy voting and class action services providers, on a daily basis, in connection with their providing services benefiting the Fund; or
          - To a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Fund shareholders.

          In all instances of such disclosure the receiving party, by agreement, is subject to a duty of confidentiality, including a duty not to trade on such information.

          The Fund's Board has adopted policies and procedures ("Policies") designed to ensure that disclosure of information regarding portfolio securities held by the Series is in the best interests of Fund shareholders, including procedures to address conflicts between the interests of the Fund's shareholders, on the one hand, and those of the Fund's investment adviser, sub-adviser, principal underwriter or any affiliated person of the Fund, its investment adviser, or its principal underwriter, on the other. Such Policies authorize the Fund's administrator to implement the Board's policies and direct the administrator to document the expected benefit to shareholders. Among other considerations, the administrator is directed to consider whether such disclosure may create an advantage for the recipient or its affiliates or their clients over that of the Fund's shareholders. Similarly, the administrator is directed to consider, among other things, whether the disclosure of portfolio holdings creates a conflict between the interests of shareholders and the interests of the Investment Adviser, Sub-Adviser, principal underwriter and their affiliates. The Board has authorized the senior officers of the Fund's administrator to authorize the release of the Fund's portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with the Policies. The Fund's administrator reports quarterly to the Board regarding the implementation of the Policies.

          The Fund has the following ongoing arrangements with certain third parties to provide the Fund's full portfolio holdings:

                                                                     TIME LAG BETWEEN
                                                                          DATE OF
                                                                       INFORMATION AND
                                                                      DATE INFORMATION
          PARTY                      PURPOSE           FREQUENCY         RELEASED
-------------------------------------------------------------------------------------------
Institutional Shareholder         Proxy Voting           Daily              None
Services, Inc.                    & Class Action
                                  Services

Charles River Development         Compliance             Daily              None

          All of the arrangements in the table above are subject to the Policies adopted by the Board to ensure such disclosure is for a legitimate business purpose and is in the best interests of the Fund and its shareholders. The Fund's Board must approve any material change to the Policies. The Policies may not be waived, or exceptions made, without the consent of ING's Legal Department. All waivers and exceptions involving any of the Funds will be disclosed to the Funds' Board no later than its next regularly scheduled quarterly meeting. No compensation or other consideration may be received by the Funds, the Investment Adviser, or any other party in connection with the disclosure of portfolio holdings in accordance with the Policies.

                         INVESTMENT MANAGEMENT AGREEMENT

          The investment adviser for each Series is ING Investments, which is registered with the SEC as an investment adviser and serves as an investment adviser to registered investment companies (or series thereof), as well as structured finance vehicles. The Investment Adviser, subject to the authority of the Trustees, has the overall responsibility for the management of the Series' portfolio subject to delegation to another investment adviser (the "Sub-Adviser"), ING Investment Management Co. ("ING IM") as the Sub-Adviser to the Fund. The Investment Adviser and ING IM are direct, wholly-owned subsidiaries of ING Groep N.V. (NYSE: ING). ING Groep N.V. is a global financial institution active in the field of insurance, banking and asset management in more than 65 countries, with more than 100,000 employees.

          For the services under the Investment Management Agreement, ING Investments will receive an annual fee, payable monthly, as described in the Prospectus.

          The following table shows the aggregate annual management fees paid by each Series for each of its three most recent fiscal years in dollars:

ING GET FUND                           2004            2003            2002
ING GET Fund - Series I           $  407,414       $  483,676       $  519,673
ING GET Fund - Series J           $  318,156       $  402,113       $  439,808
ING GET Fund - Series K           $  388,359       $  467,057       $  528,459
ING GET Fund - Series L           $  352,808       $  433,410       $  470,977

ING GET FUND                           2004            2003            2002
ING GET Fund - Series M           $   507,882      $   634,173      $   711,304
ING GET Fund - Series N           $   539,727      $   664,063      $   743,033
ING GET Fund - Series P           $   886,140      $ 1,177,465      $ 1,354,081
ING GET Fund - Series Q           $   970,707      $ 1,232,497      $ 1,123,717
ING GET Fund - Series R           $   947,200      $ 1,158,768      $   711,487
ING GET Fund - Series S           $ 1,334,541      $ 1,748,648      $   613,572
ING GET Fund - Series T           $ 1,062,628      $ 1,388,458      $    96,009
ING GET Fund - Series U           $ 1,090,706      $ 1,162,090      $       132
ING GET Fund - Series V           $ 1,972,316      $ 1,459,323              n/a

          The Investment Adviser serves pursuant to an Investment Management Agreement between the Investment Adviser and the Fund, on behalf of each Series. The Investment Management Agreement requires the Investment Adviser to oversee the provision of all investment advisory and portfolio management services for each Series. Pursuant to the sub-advisory agreement (the "Sub-Advisory Agreement") the Investment Adviser has delegated certain management responsibilities to ING IM. The Investment Adviser oversees the investment management of the Sub-Advisers for each Series.

          The Investment Management Agreement requires the Investment Adviser to provide, subject to the supervision of the Board, investment advice and investment services to each Series and to furnish advice and recommendations with respect to investment of each Series' assets and the purchase or sale of its portfolio securities. The Investment Adviser also provides investment research and analysts. The Investment Management Agreement provides that the Investment Adviser is not subject to liability to each Series for any act or omission in the course of, or connected with, rendering services under the Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Investment Management Agreement.

          After an initial term of two years, the Investment Management Agreement and Sub-Advisory Agreement continue in effect from year to year so long as such continuance is specifically approved at least annually by (a) the Board or (b) the vote of a "majority" (as defined in the 1940 Act) of the Series' outstanding shares voting as a single class; provided, that in either event the continuance is also approved by at least a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of the Investment Adviser or Sub-Adviser as the case may be, by vote cast in person at a meeting called for the purpose of voting on such approval.

          In considering whether to approve the Investment Management Agreement and the Sub-Advisory Agreements, the Board, including the Independent Directors, considered a number of factors they believed to be relevant in light of the legal advice furnished to them by independent legal counsel and their own business judgment.

          In connection with their deliberations, the Board considered information that had been provided by the Adviser and the Sub-Adviser throughout the year at regular Board meetings, as well as information furnished for a Board meeting held on December 15, 2004 to specifically consider the approval of each Series' current Investment Management Agreement and the Sub-Advisory Agreement. Prior to taking action with respect to each Series' Investment Management Agreement and Sub-Advisory Agreement, the Contract Committee of the Board (which is comprised entirely of independent Trustees) met with independent legal counsel on November 9 and 10, 2004 and again on December 13 and 14, 2004 to review and discuss the information provided by the Adviser and Sub-Adviser. This information included the following: (1) summaries for the Series that provide information about the performance, management fees and other expenses of each Series and its respective peer group, as determined based upon a methodology approved by the Contract Committee (the "Selected Peer Group"), as well as information about each Series' investment portfolios, objectives and strategies;
(2) responses to questions posed by independent legal counsel on behalf of the Independent Directors/Trustees; (3) copies of each form of Investment Management and Sub-Advisory Agreement; (4) copies of the Form ADV for the Adviser and Sub-Adviser to each Series; (5) financial statements for the Adviser and Sub-Adviser to each Series; (6) profitability analyses for the Adviser and Sub-Adviser with respect to each Series and with respect to all other funds within the ING complex of mutual funds as a group; (7) an analysis of the compensation paid to investment personnel of the Sub-Adviser on an absolute basis and in relation to others in the investment management industry; and (8) other information relevant to the Board's evaluation. In addition, the Board considered the information provided periodically throughout the year in presentations to the Board by portfolio managers and other investment professionals of the Adviser and Sub-Adviser.

          The Board considered, among other things, the following factors in determining whether to approve each Agreement: (1) the actions of the Adviser in response to recent regulatory developments, including the development of written policies and procedures reasonably designed to prevent violations of the federal securities laws; (2) the hiring of an individual to serve as the Chief Compliance Officer for each Series; (3) the responsiveness of the Adviser to inquiries from regulatory agencies such as the Securities and Exchange Commission; (4) the commitment of the Adviser and Sub-Adviser to reduce brokerage costs, portfolio turnover rates and research acquired through the use of soft dollars; (5) the financial strength of the Adviser and Sub-Adviser; (6) the Adviser's willingness to waive fees from time to time to limit the total expenses of a Series including, with respect to Series L-N and Series P-V, its decision to limit total expenses of such Series to ensure that total expenses will not exceed .55 % and .80 %, respectively, average net assets during 2005;
(7) the adequacy of the compensation paid to investment personnel of the Sub-Adviser; (8) the actions taken by the Adviser over time to reduce the operating expenses of each Series, including fees and expenses for transfer agency, custody and audit services; (9) the Codes of Ethics for each of the Adviser and Sub-Adviser and related procedures for complying therewith; (10) the ongoing efforts of ING Investments and ING IM to reduce brokerage costs, portfolio turnover rates and the amount of research acquired with soft-dollars from the Series' brokerage; (11) the success of management over the course of the past several years in reducing costs for custody, transfer agency and independent accounting and auditing services, as well as the cost of the Fund's credit facility; and (12) with respect to each Series, the specific factors and conclusions identified below. The conclusions relating to comparative fees, expenses and performance set forth below for each Series are for periods ended June 30, 2004.

          Based upon these factors and conclusions, the Board determined that continuation of the Investment Management Agreement and Sub-Advisory Agreement is in the interest of each Series and its shareholders and accordingly, the Board, including all of the Independent Directors, approved continuation of the Investment Management Agreement and Sub-Advisory Agreements for an additional one-year period.

ING GET FUND - SERIES I

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is above the median and the average expense ratios of its Selected Peer Group, but well within one standard deviation of the average, and (3) while the Series outperformed its fixed-income benchmark index for the most recent quarter and one-year periods and outperformed its Selected Peer Group for the three-year period, the Series underperformed its equity benchmark index for all periods reviewed by the Board except the three-year period and underperformed its Selected Peer Group for all other periods reviewed by the Board.

ING GET FUND - SERIES J

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is above the median and the average expense ratios of its Selected Peer Group, but well within one standard deviation of the average, and (3) while the Series outperformed its fixed-income benchmark index for the most recent quarter and one-year periods and outperformed its Selected Peer Group during the three-year period, it underperformed its equity benchmark index for all periods reviewed by the Board except the three year period, its fixed-income benchmark index for the year-to-date, and three-year periods and it underperformed its Selected Peer Group for all other periods reviewed by the Board.

ING GET FUND - SERIES K

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is above the median and the average expense ratios of its Selected Peer Group, but well within one standard deviation of the average, and (3) while the Series outperformed its fixed-income benchmark index for the most recent quarter and outperformed its Selected Peer Group during the three-year period, it underperformed its equity benchmark index for all periods reviewed by the Board except the three-year period, it underperformed its fixed-income benchmark index for the most recent quarter, year-to-date and one-year periods and underperformed its Selected Peer Group for all other periods reviewed by the Board.

ING GET FUND - SERIES L

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is equal to the median and below the average expense ratios of its Selected Peer Group, and (3) while the Series outperformed its equity benchmark index during the three-year period and outperformed its Selected Peer Group for the three-year period, the Series underperformed its fixed-income benchmark index for all periods reviewed by the Board and underperformed its equity benchmark index and its Selected Peer Group for all other periods reviewed by the Board.

ING GET FUND - SERIES M

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is above the median and the average expense ratios of its Selected Peer Group, but well within one standard deviation of the average, and (3) while the Series outperformed its fixed income benchmark index for the most recent quarter, and outperformed its Selected Peer Group during the three-year period, it underperformed its equity benchmark index for all periods reviewed by the Board except the three-year period and underperformed its Selected Peer Group for all other periods reviewed by the Board.

ING GET FUND - SERIES N

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is above the median and equal to the average expense ratios of its Selected Peer Group, but well within one standard deviation of the average, and (3) while the Series outperformed its fixed-income benchmark index for the most recent quarter and one-year periods, the Series underperformed its equity benchmark index and its Selected Peer Group for all periods reviewed by the Board.

ING GET FUND - SERIES P

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is equal to the median and below the average expense ratios of its Selected Peer Group, and (3) while the Series outperformed its fixed-income benchmark index for the most recent quarter, the Series underperformed its fixed-income benchmark index for the year-to-date and one year periods and the Series underperformed its equity benchmark index and its Selected Peer Group for all periods reviewed by the Board.

ING GET FUND - SERIES Q

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is below the median and the average expense ratios of its Selected Peer Group, and (3) while the Series outperformed the fixed-income benchmark index for the most recent quarter and the one-year period, the Series underperformed its fixed income benchmark index for the year-to-date period and the Series underperformed its equity benchmark index and its Selected Peer Group for all periods reviewed by the Board.

ING GET FUND - SERIES R

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is equal to the median and the average expense ratios of its Selected Peer Group, and (3) while the Series outperformed its fixed-income benchmark index for the most recent quarter and the one-year period, the Series underperformed its fixed income benchmark index for the year-to-date period and the Series underperformed its equity benchmark index and its Selected Peer Group for all periods reviewed by the Board.

ING GET FUND - SERIES S

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is equal to the median and the average expense ratios of its Selected Peer Group, and (3) while the Series outperformed its fixed-income benchmark index for the most recent quarter and the one-year period, the Series underperformed its fixed income benchmark index for the year-to-date period and the Series underperformed its equity benchmark index and its Selected Peer Group for all periods reviewed by the Board.

ING GET FUND - SERIES T

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is equal to the median and the average expense ratios of its Selected Peer Group, and (3) while the Series outperformed its fixed-income benchmark index for the most recent quarter and the one-year period, the Series underperformed its fixed income benchmark index for the year-to-date period and the Series underperformed its equity benchmark index and its Selected Peer Group for all periods reviewed by the Board.

ING GET FUND - SERIES U

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is equal to the median and the average expense ratios of its Selected Peer Group, and (3) while the Series outperformed its fixed-income benchmark index for the most recent quarter and the one-year period, the Series underperformed its fixed income benchmark index for the year-to-date period and the Series underperformed its equity benchmark index and its Selected Peer Group for all periods reviewed by the Board.

ING GET FUND - SERIES V

          In its renewal deliberations for the Series, the Board concluded that
(1) the management fee for the Series is above the median and the average management fees of its Selected Peer Group, but well within one standard deviation of the average, (2) the expense ratio for the Series is below the median and the average expense ratios of its Selected Peer Group, and (3) the Series underperformed its fixed-income benchmark index, its equity benchmark index and its Selected Peer Group for all periods reviewed by the Board.

                           THE SUB-ADVISORY AGREEMENT

          For the services under the Subadvisory Agreement, ING IM will receive an annual fee payable monthly as set forth below.

                                Offering Period     0.1125%
                               Guarantee Period      0.270%

During the fiscal years ended December 31, 2004, 2003 and 2002, the Investment Adviser paid the Sub-Advisers the following fees respectively.

ING GET FUND                           2004            2003            2002
ING GET Fund - Series I             $  183,336      $  217,653      $  195,938
ING GET Fund - Series J             $  143,170      $  180,950      $  165,748
ING GET Fund - Series K             $  174,762      $  210,175      $  198,936
ING GET Fund - Series L             $  158,763      $  195,034      $  177,160
ING GET Fund - Series M             $  228,547      $  285,377      $  267,597
ING GET Fund - Series N             $  242,877      $  298,828      $  276,814
ING GET Fund - Series P             $  398,763      $  529,858      $  507,946
ING GET Fund - Series Q             $  436,819      $  554,622      $  503,672
ING GET Fund - Series R             $  426,241      $  521,445      $  320,169
ING GET Fund - Series S             $  600,544      $  786,890      $  276,107

ING GET FUND                           2004            2003            2002
ING GET Fund - Series T             $  478,183      $  624,805      $   43,204
ING GET Fund - Series U             $  490,818      $  522,939      $       59
ING GET Fund - Series V             $  887,443      $  656,693             N/A

PORTFOLIO MANAGERS

OTHER ACCOUNTS MANAGED

The following table shows the number of accounts and total assets in the accounts managed by the portfolio managers as of December 31, 2004.

                        REGISTERED INVESTMENT                 OTHER POOLED
                        COMPANIES                             INVESTMENT VEHICLES                         OTHER ACCTS
                        --------------------------------      ------------------------------     -----------------------------
    PORTFOLIO           NUMBER OF                             NUMBER OF                          NUMBER OF
     MANAGER            ACCOUNTS          TOTAL ASSETS        ACCOUNTS        TOTAL ASSETS       ACCOUNTS      TOTAL ASSETS
---------------------   ---------      -----------------      ---------     ----------------     ---------   -----------------
Douglas Cote               60          $   7,093,617,920           0               N/A               0                N/A

Mary Ann Fernandez         36          $   2,714,934,521           0               N/A               0                N/A

James B. Kauffmann         53          $   7,905,224,743           13       $  1,482,343,368        25(1)    $   8,158,535,858

Hugh T. Whelan             60          $   7,093,617,920           17       $  3,325,027,998        29(2)    $   4,452,896,692

       (1) One of these Accounts with Total Assets of $156,118,065 has an advisory fee that is also based on the performance of the Account.
       (2) Six of these Accounts with Total Assets of $955,897,075 have advisory fees that are also based on the performance of the Accounts.

POTENTIAL CONFLICTS OF INTEREST

          A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to a Portfolio. These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs and hedge funds. Potential conflicts may arise out of the implementation of differing investment strategies for the portfolio manager's various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager's accounts.

          A potential conflict of interest may arise as a result of the portfolio manager's responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager's accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.

          A portfolio manager may also manage accounts whose objectives and policies differ from those of the Portfolio. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while the Portfolio maintained its position in that security.

          A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees - the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.

          As part of its compliance program, ING IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.

COMPENSATION

          For Douglas Cote, Mary Ann Fernandez, James B. Kauffman, and Hugh T.
M. Whelan, the portfolio managers of the Series ("Portfolio Managers"), compensation consists of (a) base salary; (b) bonus which is based on ING Investment Management (ING IM) performance, 3 and 5 year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks and peer universe performance, and revenue growth of the accounts they are responsible for; and (c) long-term equity awards tied to the performance of our parent company, ING Groep.

         The Portfolio Managers are also eligible to participate in an annual cash incentive plan. The overall design of the annual incentive plan was developed generally to tie pay to both performance and cash flows, structured in such a way as to drive performance and promote retention. As with base salary compensation, target awards are determined and set based on external market data. Investment performance is measured on both relative and absolute performance. ING IM has defined the comparative peer group (for the equity component the S&P 500 Index and for the fixed component he Lehman Brothers Aggregate Bond Index) and set performance goals to appropriately reflect requirements for the investment team. The measures for each team are outlined on a "scorecard" that is reviewed on an annual basis. The scorecard measures investment performance versus a comparative peer group over the past calendar year and factors in year-to-date net cash flow (changes in the accounts' net assets not attributable to changes in the value of the accounts' investments) for mutual fund accounts managed by the team.

          Investment professionals' performance measures for bonus determinations are weighted by 25% being attributable to the overall ING IM performance and 75% attributable to their specific team results (60% investment performance and 15% net cash flow).

          Portfolio Managers whose base salary compensation exceeds a particular threshold may participate in ING's deferred compensation plan. The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, ING stock or at an annual fixed interest rate. Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.

PORTFOLIO MANAGER OWNERSHIP OF SECURITIES

          The following table shows the dollar range of shares of the Portfolios owned by the portfolio managers as of December 31, 2004, including investments by their immediate family members and amounts invested through retirement and deferred compensation plans.

                                       DOLLAR RANGE OF SECURITIES OF THE
               PORTFOLIO MANAGER              PORTFOLIO OWNED
               ------------------      ---------------------------------
               Douglas Cote            None
               Mary Ann Fernandez      None
               James B. Kauffman       None
               Hugh T. M. Whelan       None

                        ADMINISTRATIVE SERVICES AGREEMENT

          Pursuant to an Administrative Services Agreement, ING Funds Services, LLC ("IFS") acts as administrator and provides certain administrative and shareholder services necessary for each Series' operations and is responsible for the supervision of other service providers. The services provided by IFS include: (1) internal accounting services; (2) monitoring regulatory compliance, such as reports and filings with the Commission and state securities commissions; (3) preparing financial information; (4) preparing semi-annual and annual reports to shareholders; (5) calculating the net asset value (NAV); (6) preparing certain Shareholder communications; (7) supervising the custodian and transfer agent; and (8) reporting to the Board.

          Listed below is the administrative services fee IFS is entitled to receive on an annual rate based on average daily net assets of the Series:

                       ADMINISTRATIVE FEE                       SERIES' ASSETS
               ----------------------------------      ---------------------------------
                             0.055%                    on the first $5 billion
                             0.030%                    on all assets over $5 billion

          Administrative Fees paid by the Series were as follows:

ING GET FUND                           2004            2003            2002
ING GET Fund - Series I             $   37,346      $   44,336      $   51,933
ING GET Fund - Series J             $   29,164      $   36,860      $   43,956
ING GET Fund - Series K             $   35,599      $   42,813      $   52,825
ING GET Fund - Series L             $   32,340      $   39,729      $   47,115
ING GET Fund - Series M             $   46,555      $   58,132      $   71,157
ING GET Fund - Series N             $   49,474      $   60,872      $   74,568
ING GET Fund - Series P             $   81,228      $  107,933      $  135,535
ING GET Fund - Series Q             $   88,980      $  112,977      $  106,541
ING GET Fund - Series R             $   86,825      $  106,219      $   65,487
ING GET Fund - Series S             $  122,331      $  160,290      $   58,254
ING GET Fund - Series T             $   97,406      $  127,273      $    9,418
ING GET Fund - Series U             $   99,980      $  106,855      $       29
ING GET Fund - Series V             $  180,772      $  135,857             N/A

                          EXPENSE LIMITATION AGREEMENT

          The Investment Adviser has entered into an expense limitation agreement with the Fund, on behalf of each Series, pursuant to which the Investment Adviser has agreed to waive or limit its fees. In connection with this agreement and certain U.S. tax requirements, the Investment Adviser will assume other expenses so that the total annual ordinary operating expenses of each Series which excludes interest, taxes, brokerage commissions, other investment-related costs extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the fund's business, and expenses of any counsel or other persons or services retained by the Fund's Trustees who are not "interested persons" (as defined in the 1940 Act) of the Investment Adviser or Sub-Adviser do not exceed the following

       ING GET FUND                       OFFERING PERIOD                      GUARANTEE PERIOD
------------------------------    --------------------------------     ---------------------------------
ING GET Fund - Series I-K                      0.40%                                 0.75%
ING GET Fund - Series L-N                      0.40%                                 0.55%
ING GET Fund - Series P-V                      0.65%                                 0.80%

          Each Series will at a later date reimburse the Investment Adviser for management fees waived and other expenses assumed by the Investment Adviser during the previous 36 months, but only if, after such reimbursement, the Series' expense ratio does not exceed the percentage described above. The Investment Adviser will only be reimbursed for fees waived or expenses assumed after the effective date of the expense limitation agreement.

          The expense limitation agreement will continue until December 31, 2005. The expense limitation agreements are contractual and automatically renew for one-year terms unless the Investment Adviser provides written notice to the Fund of the termination of the agreement at least 30 days prior to the end of the then-current term. In addition, the agreement shall terminate upon termination of the Investment Advisory Agreement, or it may be terminated by the Fund, without payment of any penalty, upon ninety
(90) days' prior written notice to the Investment Advisor at its principal place of business.

                                    CUSTODIAN

          Bank of New York, One Wall Street, New York, New York, 10286, serves as custodian for the assets of each Series.

          The custodian does not participate in determining the investment policies of each Series nor in deciding which securities are purchased or sold by each Series. Each Series may, however, invest in obligations of the custodian and may purchase or sell securities from or to the custodian.

                                 TRANSFER AGENT

          DST Systems, Inc., P.O. Box 419368, Kansas City, Missouri 64141, serves as the transfer agent and dividend-paying agent to each Series.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         KPMG LLP, 99 High Street, Boston, MA 02110 serves as independent auditors to each Series. KPMG LLP provides audit and tax services, assistance and consultation in connection with SEC filings.

                                  LEGAL COUNSEL

          Legal matters for each Series are passed upon by Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109.

                              PRINCIPAL UNDERWRITER

          ING Funds Distributor, LLC, 7337 Doubletree Ranch Road, Scottsdale, Arizona 85258, has agreed to use its best efforts to distribute the shares as the Principal Underwriter of each Series pursuant to an Underwriting Agreement between it and the Fund. The Agreement was approved by the Board on December 31, 2004 to continue through December 31, 2004. The Underwriting Agreement may be continued from year to year thereafter if approved annually by the Trustees or by a vote of holders of a majority of each Series' shares, and by a vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of ING Funds Distributor, LLC, and who are not interested persons of the Fund, appearing in person at a meeting called for the purpose of approving such Agreement. This Agreement terminates automatically upon assignment, and may be terminated at any time on sixty (60) days' written notice by the Trustees or ING Funds Distributor, LLC or by vote of holders of a majority of each Series' shares without the payment of any penalty.

          ING Funds Distributor, LLC is a wholly-owned subsidiary of ING Groep N.V. and is an affiliate of ING Investments.

                       DISTRIBUTION SERVICING ARRANGEMENTS

          Series shares are distributed by ING Funds Distributor, LLC (the "Distributor"). Shares of Series P - V are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan, the Distributor is paid an annual distribution fee at the rate of 0.25% of the average daily net assets of the shares of these Series. The distribution fee may be used to cover expenses incurred in promoting the sale of the shares, including (a) the costs of printing and distributing to prospective investors Prospectuses, statements of additional information and sales literature; (b) payments to investment professionals and other persons who provide support services in connection with the distribution of shares; (c) overhead and other distribution related expenses; and (d) accruals for interest on the amount of the foregoing expenses that exceed the distribution fee. The Distributor may re-allow all or a portion of these fees to broker-dealers entering into selling agreements with it, including its affiliates.

          The Distributor is required to report in writing to the Board at least quarterly on the amounts and purpose of any payment made under the Distribution Plan and any related agreements, as well as to furnish the Board with such other information as may reasonably be requested in order to enable the Board to make an informed determination whether the Plan should be continued. The terms and provisions of the Plan relating to required reports, term, and approval are consistent with the requirements of Rule 12b-1.

          The Distribution Plan specifies that these Series must pay a distribution fee to the Distributor for its distribution-related activities, not as reimbursement for specific expenses incurred. Therefore, even if the Distributor expenses exceed the distribution fee it receives, a Series will not be obligated to pay more than that fee. On the other hand, if the Distributor's expenses are less than such fee, the Distributor will retain its full fee and realize a profit.

          The Distribution Plan continues from year to year, provided such continuance is approved annually by vote of the Board, including a majority of the independent Trustees. The Distribution Plan may not be amended to increase the amount to be spent for the services provided by the Distributor without shareholder approval. All amendments to the Distribution Plan must be approved by the Board in the manner described above. The Distribution Plan may be terminated at any time, without penalty, by vote of a majority of the independent Trustees upon not more than thirty (30) days notice to any other party to the Distribution Plan. All persons who are under common control with the Fund could be deemed to have a financial interest in the Plan. No other interested person of the Fund has a financial interest in the Plan.

          In approving the Distribution Plan, the Board considered all the features of the distribution system, including: (1) the advantage to investors in having no initial sales charges deducted from Series purchase payments and instead having the entire amount of their purchase payments immediately invested in Series shares, (2) the advantages to the shareholders of economies of scale resulting from growth in the assets of The ING GET Fund and potential continued growth, (3) the services provided to Series P - V and its shareholders by ING Funds Distributor, LLC, and
(4) ING Funds Distributor, LLC's shareholder distribution-related expenses and costs.

          ING Funds Distributor, LLC, the investment adviser, sub-adviser, or any of their affiliates may make payments out of their own resources to securities dealers who have sold or who are expected to sell a significant amount of Fund shares. In addition, payments may be made to securities dealers who agree to provide one or more of the following services which may result in the sale of Fund shares: preferential or increased access to its registered representatives, coverage or increased coverage of the funds in the ING Funds group, assignment of additional human and other resources in connection with sales of Fund shares, and/or coverage or increased coverage of the ING Fund group in internal and/or external communications. Payments may be made on the basis of shares sold and/or the value of Fund shares held by customers of the securities dealers.

          Total distribution expenses incurred by the Distributor for the costs of promotion and distribution with respect to each class of shares for the following Series paid to the Distributor for the fiscal year ended December 31, 2004 were as follows:

               ING GET FUND                           2004
               ING GET Fund - Series I                      -
               ING GET Fund - Series J                      -
               ING GET Fund - Series K                      -
               ING GET Fund - Series L                      -
               ING GET Fund - Series M                      -
               ING GET Fund - Series N                      -
               ING GET Fund - Series P             $  369,226
               ING GET Fund - Series Q             $  404,462
               ING GET Fund - Series R             $  394,668
               ING GET Fund - Series S             $  556,060
               ING GET Fund - Series T             $  442,763
               ING GET Fund - Series U             $  454,462
               ING GET Fund - Series V             $  821,707

                    BROKERAGE ALLOCATION AND TRADING POLICIES

          Subject to the supervision of the Board, ING IM has responsibility for making investment decisions, for effecting the execution of trades and for negotiating any brokerage commissions thereon. It is ING IM's policy to obtain the best quality of execution available, giving attention to net price (including commissions where applicable), execution capability (including the adequacy of a firm's capital position), research and other services related to execution. The relative priority given to these factors will depend on all of the circumstances regarding a specific trade. ING IM may also consider the sale of shares of registered investment companies advised by ING IM as a factor in the selection of brokerage firms to execute each Series' portfolio transactions or in the designation of a portion of the commissions charged on those transactions to be paid to other broker-dealers, subject to ING IM's duty to obtain best execution.

          ING IM receives a variety of brokerage and research services from brokerage firms in return for the execution by such brokerage firms of trades on behalf of each Series. These brokerage and research services include, but are not limited to, quantitative and qualitative research information and purchase and sale recommendations regarding securities and industries, analyses and reports covering a broad range of economic factors and trends, statistical data relating to the strategy and performance of each Series and other investment companies, services related to the execution of trades on behalf of each Series and advice as to the valuation of securities, the providing of equipment used to communicate research information and specialized consultations with Fund personnel with respect to computerized systems and data furnished to the Series as a component of other research services. ING IM considers the quantity and quality of such brokerage and research services provided by a brokerage firm along with the nature and difficulty of the specific transaction in negotiating commissions for trades in each Series' securities and may pay higher commission rates than the lowest available when it is reasonable to do so in light of the value of the brokerage and research services received generally or in connection with a particular transaction. ING IM's policy in selecting a broker to effect a particular transaction is to seek to obtain "best execution," which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the services provided by the broker, taking into consideration research and brokerage services provided. When the trader believes that more than one broker can provide best execution, preference may be given to brokers that provide additional services to ING IM.

          In those instances where it is reasonably determined that more than one broker can offer the services needed to obtain the most favorable execution available, ING IM may also take into account the quality of research and related services by executing brokers and make a good faith determination that the brokerage commissions paid by the Fund is reasonable in light of the research and other products and services the brokerage provides. Research services furnished by brokers through whom the Fund effects securities transactions may be used by ING IM in servicing all of its accounts; not all such services will be used by the ING IM to benefit the Fund. ING Investments or ING IM may select broker-dealers (subject to obtaining best execution of each transaction) that participate in commission recapture programs that have been established for the benefit of the Fund. Under these programs, the participating broker-dealers will return to the Fund a portion of the brokerage commissions (in the form of a credit to the Fund) paid to the broker-dealers to pay certain expenses of the Fund. These commission recapture payments benefit the Fund, and not ING Investments or ING IM.

          Consistent with federal law, ING IM may obtain such brokerage and research services regardless of whether they are paid for (1) by means of commissions, or (2) by means of separate, non-commission payments. ING IM's judgment as to whether and how it will obtain the specific brokerage and research services will be based upon its analysis of the quality of such services and the cost (depending upon the various methods of payment which may be offered by brokerage firms) and will reflect ING IM's opinion as to which services and which means of payment are in the long-term best interests of each Series.

          Each Series and another advisory client of ING IM or ING IM itself, may desire to buy or sell the same security at or about the same time. In such a case, the purchases or sales (including initial public offerings or IPOs) will normally be aggregated, and then allocated as nearly as practicable on a pro rata basis in proportion to the amounts to be purchased or sold by each. In some cases the smaller orders will be filled first. In determining the amounts to be purchased and sold, the main factors to be considered are the respective investment objectives of each Series and the other accounts, the relative size of portfolio holdings of the same or comparable securities; availability of cash for investment, and the size of their respective investment commitments. Prices are averaged for aggregated trades.

          The Board adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof provided they meet the terms of Rule 17a-7 under the 1940 Act.

          Brokerage Commissions were paid as follows:

ING GET FUND                           2004            2003            2002
ING GET Fund - Series I             $    2,658      $    2,952      $   24,567
ING GET Fund - Series J             $    1,588      $    1,835      $   23,368
ING GET Fund - Series K             $      488      $      592      $   26,375
ING GET Fund - Series L             $    3,010      $    6,476      $   56,831
ING GET Fund - Series M             $    5,886      $    5,546      $   71,377
ING GET Fund - Series N             $    9,381      $   11,770      $  139,084
ING GET Fund - Series P             $   13,299      $   25,236      $  226,019
ING GET Fund - Series Q             $   20,675      $   27,753      $  226,904
ING GET Fund - Series R             $   26,052      $   30,788      $  147,743
ING GET Fund - Series S             $   36,719      $   37,799      $  106,767
ING GET Fund - Series T             $   33,802      $   41,644      $   44,921
ING GET Fund - Series U             $   59,889      $   87,329             N/A
ING GET Fund - Series V             $   49,887      $   72,937             N/A

          For the fiscal years ended December 31, 2004, 2003, and 2002, commissions in the amounts listed below were paid with respect to portfolio transactions paid to certain brokers because of research services:

ING GET FUND                           2004            2003            2002
ING GET Fund - Series I             $      417      $      121      $    2,366
ING GET Fund - Series J             $      250      $       39      $    2,472
ING GET Fund - Series K             $       77      $       13      $    3,366
ING GET Fund - Series L             $      365      $      117      $    5,246
ING GET Fund - Series M             $      748      $      221      $    6,794
ING GET Fund - Series N             $    1,220      $      211      $   13,249
ING GET Fund - Series P             $    1,647      $      340      $   21,310
ING GET Fund - Series Q             $    2,924      $      737      $    6,741
ING GET Fund - Series R             $    3,641      $      730      $      825
ING GET Fund - Series S             $    5,229      $    1,076      $       99
ING GET Fund - Series T             $    4,357      $    1,092             N/A
ING GET Fund - Series U             $    6,745      $      804             N/A
ING GET Fund - Series V             $    6,110      $      896             N/A

          During the fiscal year ended December 31, 2004, the following Series acquired securities of their regular broker dealers (as defined in Rule 10b-1 under the 1940 Act) or their parents. The holdings of securities of such brokers and dealers were as follows as of December 31, 2004

          ING GET FUND                               SECURITY DESCRIPTION     MARKET VALUE
          ING GET Fund - Series I                 Bank of America             $     72,082
                                                  State Street Corp.          $      5,894
                                                  Bank of New York            $      9,692
                                                  Wachovia Corp.              $     31,823
                                                  Wells Fargo & Co            $     39,775
                                                  Bear Stearns                $      4,092
                                                  CitiGroup                   $     93,903
                                                  E*Trade Financial           $      2,093
                                                  Goldman Sachs Group         $     18,727
                                                  Lehman Bros                 $     12,247
                                                  Merrill Lynch & Co.         $     21,517
                                                  Morgan Stanley              $     22,763

          ING GET Fund - Series J                 Bank of America             $     40,786
                                                  State Street Corp.          $      3,193
                                                  Bank of New York            $      5,347
                                                  Wachovia Corp.              $     18,200
                                                  Wells Fargo & Co            $     22,996

                                                  Bear Stearns                $      3,069
                                                  CitiGroup                   $     53,770
                                                  E*Trade Financial           $      1,196
                                                  Goldman Sachs Group         $     10,612
                                                  Lehman Bros                 $      6,823
                                                  Merrill Lynch & Co.         $     12,074
                                                  Morgan Stanley              $     12,825

          ING GET Fund - Series K                 Bank of America             $     12,875
                                                  State Street Corp.          $        933
                                                  Bank of New York            $      1,738
                                                  Wachovia Corp.              $      5,628
                                                  Wells Fargo & Co            $      7,147
                                                  Bear Stearns                $        818
                                                  CitiGroup                   $     17,056
                                                  E*Trade Financial           $        329
                                                  Goldman Sachs Group         $      3,433
                                                  Lehman Bros                 $      1,750
                                                  Merrill Lynch & Co.         $      3,885
                                                  Morgan Stanley              $      3,886

          ING GET Fund - Series L                 Bank of America             $     18,795
                                                  State Street Corp.          $      1,474
                                                  Bank of New York            $      2,674
                                                  Wachovia Corp.              $      8,206
                                                  Wells Fargo & Co            $     10,565
                                                  Bear Stearns                $      1,023
                                                  CitiGroup                   $     24,572
                                                  E*Trade Financial           $        598
                                                  Goldman Sachs Group         $      5,202
                                                  Lehman Bros                 $      3,499
                                                  Merrill Lynch & Co.         $      5,379
                                                  Morgan Stanley              $      6,107

          ING GET Fund - Series M                 Bank of America             $     71,237
                                                  State Street Corp.          $      5,894
                                                  Bank of New York            $      9,358
                                                  Wachovia Corp.              $     31,350
                                                  Wells Fargo & Co            $     39,155

                                                  Bear Stearns                $      4,092
                                                  CitiGroup                   $     92,507
                                                  E*Trade Financial           $      2,093
                                                  Goldman Sachs Group         $     18,727
                                                  Lehman Bros                 $     11,372
                                                  Merrill Lynch & Co.         $     21,517
                                                  Morgan Stanley              $     22,763

          ING GET Fund - Series N                 Bank of America             $    161,083
                                                  State Street Corp.          $     13,262
                                                  Bank of New York            $     21,723
                                                  Wachovia Corp.              $     71,536
                                                  Wells Fargo & Co            $     90,739
                                                  Bear Stearns                $     12,277
                                                  CitiGroup                   $    211,991
                                                  E*Trade Financial           $      6,877
                                                  Goldman Sachs Group         $     41,616
                                                  Lehman Bros                 $     27,119
                                                  Merrill Lynch & Co.         $     44,828
                                                  Morgan Stanley              $     51,634

          ING GET Fund - Series P                 Bank of America             $    234,668
                                                  State Street Corp.          $     19,157
                                                  Bank of New York            $     31,415
                                                  Wachovia Corp.              $    102,991
                                                  Wells Fargo & Co            $    127,408
                                                  Bear Stearns                $     18,416
                                                  CitiGroup                   $    308,351
                                                  E*Trade Financial           $     11,213
                                                  Goldman Sachs Group         $     62,424
                                                  Lehman Bros                 $     38,491
                                                  Merrill Lynch & Co.         $     69,931
                                                  Morgan Stanley              $     74,397

          ING GET Fund - Series Q                 Bank of America             $    417,740
                                                  State Street Corp.          $     35,858
                                                  Bank of New York            $     56,814
                                                  Wachovia Corp.              $    187,519
                                                  Wells Fargo & Co            $    236,169

                                                  Bear Stearns                $     28,647
                                                  CitiGroup                   $    548,287
                                                  E*Trade Financial           $     16,445
                                                  Goldman Sachs Group         $    109,242
                                                  Lehman Bros                 $     71,734
                                                  Merrill Lynch & Co.         $    124,322
                                                  Morgan Stanley              $    133,248

          ING GET Fund - Series R                 Bank of America             $    565,289
                                                  State Street Corp.          $     46,664
                                                  Bank of New York            $     76,866
                                                  Wachovia Corp.              $    251,953
                                                  Wells Fargo & Co            $    313,857
                                                  Bear Stearns                $     38,878
                                                  CitiGroup                   $    754,016
                                                  E*Trade Financial           $     21,678
                                                  Goldman Sachs Group         $    145,656
                                                  Lehman Bros                 $     96,228
                                                  Merrill Lynch & Co.         $    164,368
                                                  Morgan Stanley              $    180,439

          ING GET Fund - Series S                 Bank of America             $    827,399
                                                  State Street Corp.          $     68,768
                                                  Bank of New York            $    111,957
                                                  Wachovia Corp.              $    369,461
                                                  Wells Fargo & Co            $    453,694
                                                  Bear Stearns                $     53,201
                                                  CitiGroup                   $  1,098,503
                                                  E*Trade Financial           $     29,900
                                                  Goldman Sachs Group         $    208,080
                                                  Lehman Bros                 $    139,968
                                                  Merrill Lynch & Co.         $    239,080
                                                  Morgan Stanley              $    266,496

          ING GET Fund - Series T                 Bank of America             $    672,896
                                                  State Street Corp.          $     56,488
                                                  Bank of New York            $     90,234
                                                  Wachovia Corp.              $    296,979
                                                  Wells Fargo & Co            $    363,577

                                                  Bear Stearns                $     39,901
                                                  CitiGroup                   $    881,693
                                                  E*Trade Financial           $     24,668
                                                  Goldman Sachs Group         $    166,464
                                                  Lehman Bros                 $    113,724
                                                  Merrill Lynch & Co.         $    191,264
                                                  Morgan Stanley              $    213,752

          ING GET Fund - Series U                 Bank of America             $    949,009
                                                  State Street Corp.          $     78,592
                                                  Bank of New York            $    128,667
                                                  Wachovia Corp.              $    421,168
                                                  Wells Fargo & Co            $    531,382
                                                  Bear Stearns                $     71,617
                                                  CitiGroup                   $  1,238,225
                                                  E*Trade Financial           $     38,123
                                                  Goldman Sachs Group         $    265,302
                                                  Lehman Bros                 $    157,464
                                                  Merrill Lynch & Co.         $    277,931
                                                  Morgan Stanley              $    305,360

          ING GET Fund - Series V                 Bank of America             $    748,550
                                                  State Street Corp.          $     61,400
                                                  Bank of New York            $    100,260
                                                  Wachovia Corp.              $    329,696
                                                  Wells Fargo & Co            $    407,082
                                                  Bear Stearns                $     40,924
                                                  CitiGroup                   $    985,280
                                                  E*Trade Financial           $     29,900
                                                  Goldman Sachs Group         $    197,676
                                                  Lehman Bros                 $    126,846
                                                  Merrill Lynch & Co.         $    224,138
                                                  Morgan Stanley              $    238,735

                                 CODE OF ETHICS

          The Fund, ING Investments, ING Distributor, Inc. and ING IM each have adopted a Code of Ethics (in accordance with Rule 17j-1 under the 1940 Act) governing personal trading activities of all Directors and officers of the Fund and persons who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the Fund or obtain information pertaining to such purchase or sale. The Code of Ethics is intended to prohibit fraud against the Fund that may arise from personal trading. Personal trading is permitted by such persons subject to certain restrictions; however such persons are generally required to pre-clear all security transactions with the Fund's Compliance Officer or their designee and to report all transactions on a regular basis. ING IM has adopted its own Code of Ethics to govern the personal trading activities of its personnel.

                        PURCHASE AND REDEMPTION OF SHARES

          Shares of each Series are purchased and redeemed at the NAV next determined after receipt of a purchase or redemption order in acceptable form as described in the Prospectus. Currently, shares of each Series are not being offered.

          The value of shares redeemed may be more or less than a shareholder's cost, depending upon the market value of the portfolio securities at the time of redemption. Payment for shares redeemed will be made by each Series within seven days or the maximum period allowed by law, if shorter, after the redemption request is received by the Series or by the insurance company.

                                 NET ASSET VALUE

          Securities of each Series are generally valued by independent pricing services that have been approved by the Board. The values for equity securities traded on registered securities exchanges (except as otherwise noted below) are based on the last sale price or, if there has been no sale that day, at the mean of the last bid and asked price on the exchange where the security is principally traded. Securities traded over the counter are valued at the last sale price or, if there has been no sale that day, at the mean of the last bid and asked price. Fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service take into account many factors, including institutional size trading in similar groups of securities and any developments related to specific securities. Securities for which prices are not obtained from a pricing service are valued based upon the assessment of market-makers in those securities. Debt securities maturing in sixty days or less at the date of valuation will be valued using the "amortized cost" method of valuation. This involves valuing an instrument at its cost and thereafter assuming a constant amortization of premium or increase of discount. Futures contracts are valued daily at a settlement price based on rules of the exchange where the futures contract is primarily traded. Securities for which market quotations are not readily available are valued at their fair value in such manner as may be determined, from time to time, in good faith, by or under the authority of, the Board.

          As noted in the Prospectus, the NAV and offering price of each class of each Series' shares will be determined once daily as of the close of regular trading ("Market Close") on the

New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) during each day on which the NYSE is open for trading. As of the date of this Statement of Additional Information, the NYSE is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

          Securities listed or traded on a national securities exchange will be valued at the last reported sale price on the valuation day. Securities traded on an exchange for which there has been no sale that day and other securities traded in the over-the-counter market will be valued at the mean between the last reported bid and asked prices on the valuation day. Securities reported by NASDAQ will be valued at the NASDAQ Official Closing Price on the valuation day. In cases in which securities are traded on more than one exchange, the securities are valued on the exchange that is normally the primary market. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. This involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Series would receive if it sold the instrument. See "Net Asset Value" in the "Information for Investors" section of the Prospectus. The long-term debt obligations held in a Series' portfolio will be valued at the mean between the most recent bid and asked prices as obtained from one or more dealers that make markets in the securities when over-the counter market quotations are readily available.

          Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) or are deemed unreliable are valued at their fair values as determined in good faith by or under the supervision of the Fund's Board, in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Series calculates its NAV, may also be valued at their fair values as determined in good faith by or under the supervision of the Fund's Board, in accordance with methods that are specifically authorized by the Board. The valuation techniques applied in any specific instance may vary from case to case. With respect to a restricted security, for example, consideration is generally given to the cost of the investment, the market value of any unrestricted securities of the same class at the time of valuation, the potential expiration of restrictions on the security, the existence of any registration rights, the costs to the Series related to registration of the security, as well as factors relevant to the issuer itself. Consideration may also be given to the price and extent of any public trading in similar securities of the issuer or comparable companies' securities.

          The value of a foreign security traded on an exchange outside the United States is generally based on its price on the principal foreign exchange where it trades as of the time a Series determines its NAV or if the foreign exchange closes prior to the time a Series determines its NAV, the most recent closing price of the foreign security on its principal exchange. Trading in certain non-U.S. securities may not take place on all days on which the NYSE is open.

Further, trading takes place in various foreign markets on days on which the NYSE is not open. Consequently, the calculation of a Series' NAV may not take place contemporaneously with the determination of the prices of securities held by the Series in foreign securities markets. Further, the value of a Series assets may be significantly affected by foreign trading on days when a shareholder cannot purchase or redeem shares of the Series. In calculating a Series' NAV, foreign securities denominated in foreign currency are converted to U.S. dollar equivalents.

          If an event occurs after the time at which the market for foreign securities held by a Series closes but before the time that the Series' NAV is calculated, such event may cause the closing price on the foreign exchange to not represent a readily available reliable market value quotation for such securities at the time the Series determines its NAV. In such a case, the Series will use the fair value of such securities as determined under the Series' valuation procedures. Events after the close of trading on a foreign market that could require a Series to fair value some or all of its foreign securities include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters and political and other events. Among other elements of analysis in determination of a security's fair value, the Board has authorized the use of one or more independent research services to assist with such determinations. An independent research service may use statistical analyses and quantitative models to help determine fair value as of the time a Series calculates its NAV. There can be no assurance that such models accurately reflect the behavior of the applicable markets or the effect of the behavior of such markets on the fair value of securities, nor that such markets will continue to behave in a fashion that is consistent with such models. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment. Consequently, the fair value assigned to a security may not represent the actual value that a Series could obtain if it were to sell the security at the time of the close of the NYSE. Pursuant to procedures adopted by the Board, a Series is not obligated to use the fair valuations suggested by any research service, and valuation recommendations provided by such research services may be overridden if other events have occurred or if other fair valuations are determined in good faith to be more accurate. Unless an event is such that it causes a Series to determine that the closing prices for one or more securities do not represent readily available reliable market value quotations at the time the Series determines its NAV, events that occur between the time of the close of the foreign market on which they are traded and the close of regular trading on the NYSE will not be reflected in the Series' NAV.

          Options on securities, currencies, futures and other financial instruments purchased by a Series are valued at their last bid price in the case of listed options or at the average of the last bid prices obtained from dealers in the case of OTC options.

          The fair value of other assets is added to the value of all securities positions to arrive at the value of a Series' total assets. A Series' liabilities, including accruals for expenses, are deducted from its total assets. Once the total value of a Series' net assets is so determined, that value is then divided by the total number of shares outstanding (excluding treasury shares), and the result, rounded to the nearest cent, is the NAV per share.

          In computing the NAV for a class of shares of a Series, all class-specific liabilities incurred or accrued are deducted from the class' net assets. The resulting net assets are divided by the number of shares of the class outstanding at the time of the valuation and the result (adjusted to the nearest cent) is the NAV per share.

          Orders received by dealers prior to Market Close will be confirmed at the offering price computed as of Market Close provided the order is received by the Transfer Agent prior to Market Close that same day. It is the responsibility of the dealer to insure that all orders are transmitted timely to a Series. Orders received by dealers after Market Close will be confirmed at the next computed offering price as described in the Prospectus.

                                   TAX STATUS

          The following is only a limited discussion of certain additional tax considerations generally affecting each Series. No attempt is made to present a detailed explanation of the tax treatment of each Series and no explanation is provided with respect to the tax treatment of any shareholder. The discussions here and in the Prospectus are not intended as substitutes for careful tax planning. Holders of variable annuity contracts must consult their contract prospectus, prospectus summary or disclosure statement for information concerning the federal income tax consequences of owning such contracts.

QUALIFICATION AS A REGULATED INVESTMENT COMPANY

          Each Series has elected to be taxed as a regulated investment company under Subchapter M of the Code. If for any taxable year a Series does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Series' current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

QUALIFICATION OF SEGREGATED ASSET ACCOUNTS

          Under Code section 817(h), a segregated asset account upon which a variable annuity contract is based must be "adequately diversified." A segregated asset account will be adequately diversified if it satisfies one of two alternative tests set forth in the Treasury Regulations. Specifically, the Treasury Regulations provide, that except as permitted by the "safe harbor" discussed below, as of the end of each calendar quarter (or within 30 days thereafter) no more than 55% of each Series' total assets may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments and no more than 90% by any four investments. For this purpose, all securities of the same issuer are considered a single investment, and while each U.S. Government agency and instrumentality is considered a separate issuer, a particular foreign government and its agencies, instrumentalities and political subdivisions may be considered the same issuer. As a safe harbor, a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets are cash and cash items, U.S. government securities and securities of other regulated investment companies.

          For purposes of these alternative diversification tests, a segregated asset account investing in shares of a regulated investment company will be entitled to "look-through" the regulated investment company to its pro rata portion of the regulated investment company's assets, provided the regulated investment company satisfies certain conditions relating to the ownership of the shares.

FOREIGN INVESTMENTS

          Investment income from foreign securities may be subject to foreign taxes withheld at the source. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series' assets to be invested in various countries is not known.

EXCISE TAX ON REGULATED INVESTMENT COMPANIES

          A 4% non-deductible excise tax is imposed on the undistributed income of a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year). Tax-exempt interest on municipal obligations is not subject to the excise tax. The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.

          Each Series intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, shareholders should note that each Series may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

                             PERFORMANCE INFORMATION

          Performance information for each Series including the total return may appear in reports or promotional literature to current or prospective shareholders.

AVERAGE ANNUAL TOTAL RETURN

          Quotations of average annual total return for each Series will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in a Series over a period of one and five years (or, if the Series has not been in existence for such periods, up to the life of the Series), calculated pursuant to the formula:

                                P(1 + T)(n) = ERV

Where:
P = a hypothetical initial payment of $1,000

T = an average annual total return n = the number of years

ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year period at the end of the 1, 5, or 10 year period (or fractional portion thereof).

          Performance information for each Series may be compared, in reports and promotional literature, to: (a) the S&P 500 and/or the Lehman Brothers Aggregate Bond Index, or other indices (including, where appropriate, a blending of indices) that measure performance of a pertinent group of securities widely regarded by investors as representative of the securities markets in general;
(b) other groups of investment companies tracked by Morningstar or Lipper Analytical Services, widely used independent research firms that rank mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other services, companies, publications, or persons who rank such investment companies on overall performance or other criteria; and (c) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Series.

                              FINANCIAL STATEMENTS

          The Series' financial statements and the independent registered public accounting firm's report thereon, included in the annual report dated December 31, 2004, are incorporated by reference in this SAI. Free copies of the Series prospectuses and annual/semi-annual reports are available upon request by writing to: ING Get Fund, P.O. Box 9271, Des Moines, IA 50306-9271, or by calling (800) 531-4547.

                                  ING GET FUND

                                     PART C

                                OTHER INFORMATION

ITEM 23. EXHIBITS

(a)(1)    Form of Restated Declaration of Trust -- (1)

(a)(2)    Establishment and Designation of Series (Series S and T) -- (10)

(a)(3)    Establishment and Designation of Series (Series U and V) -- (12)

(a)(4)    Plan of Liquidation and Dissolution of Series (Series D) -- *

(a)(5)    Certificate of Amendment of Declaration of Trust (to abolish Series D)
          -- *

(a)(6)    Plan of Liquidation and Dissolution of Series (Series E) -- *

(a)(7)    Certificate of Amendment of Declaration of Trust (to abolish Series E)
          -- *

(a)(8)    Plan of Liquidation and Dissolution of Series (Series G) -- *

(a)(9)    Certificate of Amendment of Declaration of Trust (to abolish Series G)
          -- *

(a)(10)   Plan of Liquidation and Dissolution of Series (Series H) -- *

(a)(11)   Certificate of Amendment of Declaration of Trust (to abolish Series H)
          -- *

(b)       Amended and Restated By-laws -- (2)

(c)       Instruments Defining Rights of Holders -- (3)

(d)(1) Investment Management Agreement, dated March 1, 2002, between ING Investments, LLC (ING) and ING GET Fund -- *

(d)(2) Amended Schedule A with respect to the Investment Management Agreement between ING GET Fund and ING Investments, LLC -- *

(d)(3) Sub-Advisory Agreement, dated March 1, 2002, between ING Investments, LLC, and ING Investment Management Co. (ING IM) (formerly Aeltus Investment Management, Inc.) -- *

(d)(4) First Amendment to Sub-Advisory Agreement between ING Investments, LLC and ING IM effective July 29, 2003 -- *

(d)(5) Amended Schedule A to Sub-Advisory Agreement between ING Investments, LLC and ING IM -- *

(d)(6) Amended and Restated Expense Limitation Agreement effective April 1, 2005, between ING GET Fund and ING Investments, LLC -- *

(e)(1) Distribution Agreement, dated March 1, 2002, between ING GET Fund and ING Funds Distributor, LLC (formerly known as ING Funds Distributor, Inc.) -- *

(e)(2) Substitution Agreement dated October 8, 2002, between ING GET Fund and ING Funds Distributor, LLC -- *

(e)(3) Amended Schedule of Approvals with respect to the Distribution Agreement, between ING GET Fund and ING Funds Distributor, LLC -- *

(f)       Trustees' Deferred Compensation Plan -- (4)

(g)(1) Custody Agreement between ING GET Fund and The Bank of New York dated January 6, 2003, -- *

(g)(2) Foreign Custody Manager Agreement between ING GET Fund and The Bank of New York dated January 6, 2003 -- *

(g)(3) Fund Accounting Agreement between ING GET Fund and The Bank of New York dated January 6, 2003 -- *

(h)(1) Administration Agreement, dated April 1, 2002, between ING GET Fund and ING Funds Services, LLC -- *

(h)(2) Amended Schedule A with respect to the Administration Agreement between ING GET Fund and ING Funds Services, LLC -- *

(i) Opinion of Counsel regarding the legality of shares being issues with regard to ING GET Fund - Series V - (14).

(j)(1)    Not applicable

(k)       Not applicable

(l)       Agreement Concerning Initial Capital -- (5)

(m)(1) Distribution Plan, in accordance with Rule 12b-1, effective January 1, 2002, between ING GET Fund and ING Funds Distributor, LLC (formerly known as ING Pilgrim Securities, Inc.) ( regarding Series P through V)
          -- *

(m)(2) Amended Appendix A with respect to the Distribution Plan, in accordance with Rule 12b-1, between ING GET Fund and ING Funds Distributor, LLC (regarding Series P through V) -- *

(n)       Not applicable

(o)       Not applicable

(p)(1) ING Funds and ING Investments LLC Code of Ethics effective September 2004 -- *

(p)(2) ING Investment Management Americas (IIM Americas) Code of Ethics dated February, 2005 -- *

* Filed herein.

(1) Incorporated by reference to Post-Effective Amendment No. 29 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on February 22, 2002.

(2) Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on June 14, 1996.

(3) Incorporated by reference to Post-Effective Amendment No. 9 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on December 31, 1996.

(4) Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the Securities and Exchange Commission (SEC) on September 30, 1998.

(5) Incorporated by reference to Post-Effective Amendment No. 11 to Registration Statement on Form N-1A (File No. 33-12723) as filed with the SEC on March 11, 1997.

(6) Incorporated by reference to Post-Effective Amendment No. 23 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on April 5, 2001.

(7) Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-1A (File No. 333-05173), as filed with the SEC on August 1, 2000.

(8) Incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-1A (File No. 333-05173), as filed with the SEC on September 26, 1997.

(9) Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on April 3, 2002.

(10) Incorporated by reference to Post-Effective Amendment No. 31 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on May 28, 2002.

(11) Incorporated by reference to Post-Effective Amendment No. 33 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on August 27, 2002.

(12) Incorporated by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on September 27, 2002.

(13) Incorporated by reference to Post-Effective Amendment No. 35 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on November 8, 2002.

(14) Incorporated by reference to Post-Effective Amendment No. 38 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on February 26, 2003.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

Registrant is a Massachusetts business trust for which separate financial statements are filed. As of March 31, 2005, all of the Registrant's outstanding voting securities were held in the name of ING Life Insurance and Annuity Company (ILIAC) (formerly known as Aetna Life Insurance and Annuity Company.)

ILIAC is an indirect wholly-owned subsidiary of ING Groep N.V. A list of persons directly or indirectly under common control with the Registrant is incorporated herein by reference to Item 26 to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 9, 2001.

ITEM 25. INDEMNIFICATION

Article 5.3 of the Registrant's Amendment to Declaration of Trust, incorporated herein by reference to Exhibit (a.1) to the Registrant's Registration Statement on Form N-1A (File No. 33-12723), as filed on September 30, 1998, provides indemnification for the Registrant's trustees and officers. In addition, the Registrant's trustees and officers are covered under a directors and officers errors and omissions liability insurance policy issued by ICI Mutual Insurance Company which expires on October 1, 2002.

Section XI.B of the Administrative Services Agreement, incorporated herein as Exhibit (h.1) to the Registrant's Registration Statement on Form N-1A (File No. 33-12723), as filed on September 30, 1998, provides for indemnification of the Administrator.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

          Information as to the directors and officers of ING Investments, LLC (formerly, ING Pilgrim Investments, LLC), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-48282) filed under the Investment Advisers Act of 1940, as amended, and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

(a) ING Funds Distributor, LLC (formerly ING Funds Distributor, Inc.) is the principal underwriter for the Registrant and for ING VP Intermediate Bond Portfolio, ING Variable Funds, ING VP Money Market Portfolio, ING VP Balanced Portfolio, Inc., ING Strategic Allocation Portfolios, Inc., ING Variable Portfolios, Inc. ING Series Fund, Inc., ING Corporate Leaders Trust Fund, ING VP Emerging Markets Fund, Inc., ING Funds Trust, ING Investment Funds, Inc., ING Mayflower Trust, ING Mutual Funds, ING VP Natural Resources Trust, ING Prime Rate Trust, ING Equity Trust, ING Senior Income Fund, ING Variable Insurance Trust, ING Variable Products Trust, USLICO Series Fund and ING Investors Trust.

(b) Information as to the directors and officers of the Distributor, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Distributor in the last two years, is included in its application for registration as a broker-dealer on Form BD (File No. 8-48020) filed under the U.S. Securities and Exchange Act of 1934, as amended and is incorporated herein by reference thereto.

(c) Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended ("1940 Act") and the rules promulgated thereunder are maintained at the offices of (a) the Registrant, (b) ING Investments, LLC, (c) ING Funds Distributor, LLC (formerly ING Funds Distributor, Inc.), (d) the Custodian, (e) the Transfer Agent and (f) the Sub-Adviser. The address of each is as follows:

(a)       ING GET Fund
          7337 East Doubletree Ranch Road
          Scottsdale, AZ  85258

(b)       ING Investments, LLC
          7337 East Doubletree Ranch Rd.
          Scottsdale, Arizona 85258

(c)       ING Funds Distributor, LLC
          7337 East Doubletree Ranch Rd.
          Scottsdale, Arizona 85258

(d)       State Street Bank and Trust Company
          801 Pennsylvania Avenue
          Kansas City, Missouri  64105

(e)       The Bank of New York
          100 Church Street
          New York, New York  10286

(f)       DST Systems, Inc.
          P.O. Box 419368
          Kansas City, Missouri 64141

(g)       ING Investment Management, Co.
          230 Park Avenue
          New York, New York 10169

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

          Insofar as indemnification for liability arising under the Securities Act of 1933 (1933 Act) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Investment Company Act, the Fund has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale, and state of Arizona, on the 29th day of April, 2005.

                                   ING GET FUND


                                   By:    Theresa K. Kelety
                                        ----------------------------------------
                                          Theresa K. Kelety
                                          Secretary

                                  EXHIBIT INDEX

EXHIBIT NUMBER      NAME OF EXHIBIT
--------------      ------------------------------------------------------------
(a)(4)              Plan of Liquidation and Dissolution of Series (Series D).

(a)(5)              Certificate of Amendment to Declaration of Trust (to abolish
                    Series D).

(a)(6)              Plan of Liquidation and Dissolution of Series (Series E).

(a)(7)              Certificate of Amendment to Declaration of Trust (to abolish
                    Series E).

(a)(8)              Plan of Liquidation and Dissolution of Series (Series G).

(a)(9)              Certificate of Amendment to Declaration of Trust (to abolish
                    Series G).

(a)(10)             Plan of Liquidation and Dissolution of Series (Series H).

(a)(11)             Certificate of Amendment to Declaration of Trust (to abolish
                    Series H).

(d)(1) Investment Management Agreement, dated March 1, 2002, between ING Investments, LLC and ING GET Fund.

(d)(2)              Amended Schedule A with respect to the Investment Management
                    Agreement between ING Investments, LLC and ING GET Fund.

(d)(3)              Sub-Advisory Agreement, dated March 1, 2002, between ING
                    Investments, LLC and ING IM.

(d)(4)              First Amendment to the Sub-Advisory Agreement between ING
                    Investments, LLC and ING IM effective July 29, 2003.

(d)(5)              Amended Schedule A to the Sub-Advisory Agreement between ING
                    Investments, LLC and ING IM.

(d)(6)              Amended and Restated Expense Limitation Agreement, dated
                    April 1, 2005, ING GET Fund and ING Investments, LLC.

(e)(1)              Distribution Agreement, dated March 1, 2002, between ING GET
                    Fund and ING Funds Distributor, LLC (formerly known as ING
                    Funds Distributor, Inc.)

(e)(2)              Substitution Agreement dated October 8, 2002, between ING
                    GET Fund and ING Funds Distributor, LLC.

(e)(3) Amended Schedule of Approvals with respect to the Distribution Agreement between ING GET Fund and ING Funds
                    Distributor, LLC.

(g)(1)              Custody Agreement dated January 6, 2003, between ING GET
                    Fund and The Bank of New York.

(g)(2) Foreign Custody Manager Agreement dated January 6, 2003, between ING GET Fund and The Bank of New York dated.

(g)(3)              Fund Accounting Agreement dated January 6, 2003 between ING
                    GET Fund and The Bank of New York.

(h)(1)              Administration Agreement dated April 1, 2002, between ING
                    GET Fund and ING Funds Services, LLC.

(h)(2)              Amended Schedule A with respect to the Administration
                    Agreement between ING GET Fund and ING Funds Services, LLC.

(j)(1)              Consent of Independent Registered Public Accountants.

(m)(1)              Distribution Plan, in accordance with Rule 12b-1, effective
                    January 1, 2002 between ING GET Fund and ING Funds
                    Distributor, LLC (formerly known as ING Pilgrim Securities,
                    Inc.)(regarding Series P through V).

(m)(2) Amended Schedule of Approvals with respect to the Distribution Plan, in accordance with Rule 12b-1, between ING GET Fund and ING Funds Distributor, LLC. (regarding
                    Series P through V).

(p)(1)              ING Funds and ING Investments LLC Code of Ethics effective
                    September, 2004.

(p)(2)              ING Investment Management Americas (IIM Americas) Code of
                    Ethics dated February, 2005.